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The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 Filed Pursuant to Rule 424(b)(2)
Registration No. 333-180300-03

         SUBJECT TO COMPLETION DATED SEPTEMBER 4, 2014

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
MARCH 23, 2012 TO PROSPECTUS DATED MARCH 23, 2012

$

Credit Suisse AG,

acting through its New York Branch

       % Senior Notes due

        Credit Suisse AG, a corporation organized under the laws of, and duly licensed as a bank in, Switzerland, which we refer to as the "Bank," acting through its New York branch, which we refer to as the "Branch," is offering its       % Senior Notes due         , which we refer to as the "Notes". The Notes will be a separate tranche of the senior medium-term notes, as described in the accompanying prospectus supplement and prospectus.

        The Notes will bear interest at a fixed rate of       % per annum. We will pay interest on the Notes each         and         . The first interest payment on the Notes will be made on                         , 2014. The Notes will mature on             .

        We may redeem the Notes upon the occurrence of certain tax events at the principal amount of the Notes being redeemed plus accrued interest. There is no sinking fund for the Notes.

        The Notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

        The Notes will constitute our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness as described herein.

	Price to Public(1)		Underwriting Discounts and Commissions		Proceeds to the Bank(1)
Per Note		%		%		%
Total	$		$		$

(1)
Plus accrued interest, if any, from September     , 2014.

        The Notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The Notes do not have the benefit of any agency or governmental guarantee.

        Credit Suisse Securities (USA) LLC, one of the underwriters, is an indirect subsidiary of the Bank. As a result of this conflict of interest, the offering is being conducted in accordance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). See "Underwriting—Conflicts of Interest."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

        Delivery of the Notes in book-entry form will be made through The Depository Trust Company, which we refer to as "DTC," on or about September     , 2014. You may elect to hold interests in the Notes through either DTC (in the United States), or Clearstream Banking, société anonyme, which we refer to as "Clearstream, Luxembourg," or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as "Euroclear"(outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

Credit Suisse

The date of this pricing supplement is September     , 2014

        In this pricing supplement, unless otherwise specified or the context otherwise requires, references to "we," "us," "our" and the "Bank" are to Credit Suisse AG and references to the "Branch" are references to the Bank's New York branch.

        We are responsible for the information contained and incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to provide you with information that is different and we take no responsibility for any other information that others may give you. This pricing supplement and the accompanying prospectus supplement and prospectus may only be used where it is legal to sell the Notes. You should assume that the information in this pricing supplement and the accompanying prospectus supplement and prospectus is accurate as of the date of this pricing supplement only.

        The Bank, acting through the Branch, is offering the Notes globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the Notes in some jurisdictions may be restricted by law. If you possess this pricing supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell the Notes and are not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. We refer you to the information under "Underwriting" in this pricing supplement and under "Plan of Distribution (Conflicts of Interest)" in the accompanying prospectus supplement.

        Unless otherwise specified or the context otherwise requires, references in this pricing supplement to "Swiss francs" or "CHF" are to the lawful currency of Switzerland and references to "dollars" or "$" are to the lawful currency of the United States. The exchange rate between the Swiss franc and the dollar on August 29, 2014 was CHF 0.9174 = $1.00.

        The Bank's and Credit Suisse Group AG's consolidated financial statements and other consolidated financial information, which are incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. The Bank's and Credit Suisse Group AG's consolidated financial statements are stated in Swiss francs.

USE OF PROCEEDS

        The net proceeds from this offering will be approximately $                after deducting underwriting discounts and commissions and certain offering expenses. We intend to use the net proceeds for our general corporate purposes, outside Switzerland, unless use in Switzerland is permitted under the Swiss taxation laws in force from time to time without payments in respect of the Notes becoming subject to withholding or deduction for Swiss withholding tax as a consequence of such use of proceeds in Switzerland.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the Bank's ratio of earnings to fixed charges for the periods indicated.

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges(1)	1.15	1.21	1.16	1.09	1.29	1.45

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, extraordinary items, cumulative effect of changes in accounting principles and non-controlling interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (a) interest expense, (b) a portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

DESCRIPTION OF THE NOTES

        The following description of the terms of the Notes supplements the description of the general terms and provisions of the debt securities set forth under the heading "Description of Notes" in the accompanying prospectus supplement and under the heading "Description of Debt Securities" in the accompanying prospectus, to which description you should refer. Such general terms and provisions as supplemented hereby apply to the Notes. If there are any differences between this pricing supplement and the accompanying prospectus supplement or prospectus, this pricing supplement will prevail.

General

        The Notes will be issued under a senior indenture, dated as of March 29, 2007, as supplemented by a second supplemental indenture, dated as of March 25, 2009, in each case between the Bank and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We refer to such senior indenture, as supplemented by such second supplemental indenture, as the "indenture." The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

        We may, acting through the Branch and without consent of the holders of the Notes, increase the principal amount of the Notes on the same terms and conditions and with the same CUSIP number as the Notes being offered hereby, as more fully described in "—Further Issues" below.

        The Notes will constitute our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness.

        We may redeem the Notes upon the occurrence of certain tax events at the principal amount of the Notes being redeemed plus accrued interest, as more fully described under the heading "Description of Debt Securities—Tax Redemption" in the accompanying prospectus. There is no sinking fund for the Notes.

        The Notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

        "Business Day" with respect to the Notes means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York or any other place of payment with respect to the Notes.

        The Notes are being issued in an aggregate principal amount of $            . The Notes will mature on                        (the "Maturity Date"). The Notes will be issued in the form of one or more fully registered global securities in denominations of $250,000 and integral multiples of $1,000 in excess thereof.

Interest Payments on the Notes

        Interest on the Notes will begin to accrue on September    , 2014. We will pay interest on the Notes on                         and                          of each year beginning on                         , 2014. Each day on which interest on the Notes is payable is an "Interest Payment Date".

        Interest periods for the Notes will begin on and include each Interest Payment Date and end on but exclude the next succeeding Interest Payment Date, except that the initial interest period will begin on and include the issue date and end on but exclude the first Interest Payment Date.

        If an Interest Payment Date (or the Maturity Date or any redemption date) for the Notes would fall on a day that is not a Business Day, payment of interest or principal otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date or any redemption date, and no interest shall accrue for the period from and after the Interest Payment Date or the Maturity Date or any redemption date to such next succeeding Business Day.

        The Notes will bear interest at a fixed rate of      % per annum. Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

        Paying Arrangements.    Each interest payment on the Notes shall be payable to holders of record of the Notes as they appear on the securities register of the Bank at the close of business on the corresponding record date. The "record date" for the Notes will be, for so long as such Notes are in the form of global certificates, three Business Days prior to the relevant Interest Payment Date and, in the event that any Notes are not represented by one or more global certificates, the fifteenth day (whether or not a Business Day) prior to the relevant Interest Payment Date. Interest payable on the Maturity Date or upon redemption will be paid to the same persons to whom principal of the Notes is payable.

Payment of Additional Amounts

        All payments of principal and interest in respect of the Notes by the Bank will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Switzerland or the United States, any political subdivision thereof or any authority therein or thereof having the power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Bank will pay such additional amounts as may be necessary in order that the net amounts received by holders of the Notes after such withholding or deduction shall equal the amounts that would have been receivable in respect of the Notes in the absence of such withholding or deduction, subject to customary exceptions.

Further Issues

        The Bank may from time to time, acting through the Branch and without notice to or the consent of the holders of the Notes, create and issue further notes having the same terms and ranking pari passu with the Notes offered by this pricing supplement in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes or the initial interest accrual date thereof). Such further notes will be consolidated and form a single issue with the Notes being offered by this pricing supplement and will, except as aforesaid, have the same terms as to status, redemption or otherwise as the Notes being offered by this pricing supplement, and payments on such further notes in liquidation will be made pro rata.

UNDERWRITING

        Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, incorporated by reference in a terms agreement dated September    , 2014 (collectively the "Distribution Agreement"), we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC is acting as representative, the principal amount of the Notes set forth opposite the underwriter's name:

Underwriter	Principal Amount of the Notes
Credit Suisse Securities (USA) LLC	$

Total	$

        The Distribution Agreement provides that the underwriters are obligated to purchase all of the Notes if any are purchased.

        The underwriters propose to offer the Notes initially at the public offering price on the cover page of this pricing supplement and to selling group members at that price less a selling concession of        % per Note. The underwriters and selling group members may allow a discount of        % per Note on sales to other broker/dealers. After the public offering, the underwriters may change the public offering price and concession and discount to broker/dealers.

        We estimate that our out-of-pocket expenses for this offering will be $        .

Conflicts of Interest

        Credit Suisse Securities (USA) LLC, one of the underwriters, is an indirect subsidiary of the Bank, which is the issuer of the Notes and will receive all of the net proceeds of the offering. As a result of this conflict of interest, the offering is being conducted in accordance with the applicable provisions of FINRA Rule 5121. Credit Suisse Securities (USA) LLC will not confirm sales to any accounts over which it exercises discretionary authority without first receiving a written consent from the holders of those accounts.

        In the ordinary course of business, certain of the underwriters and their affiliates have provided financial advisory, investment banking and general financing and banking services for us and our affiliates for customary fees.

        None of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, has any obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice, at its sole discretion.

        We have agreed to indemnify the underwriters against liabilities under the U.S. Securities Act of 1933, as amended (the "Securities Act"), or contribute to payments that the underwriters may be required to make in that respect.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  •
  Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of Notes in excess of the aggregate principal amount of Notes the underwriters are obligated to purchase, which creates a syndicate short position.

  •
  Syndicate covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

 INCORPORATION BY REFERENCE

        We file annual and current reports and other information with the Securities and Exchange Commission. For information on the documents we incorporate by reference in this pricing supplement and the accompanying prospectus supplement and prospectus, we refer you to "Incorporation by Reference" on page S-13 of the accompanying prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        We incorporate by reference in this pricing supplement the following documents and any future documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this pricing supplement until the offering of the securities is completed, to the extent that the reports expressly state such reports are filed (and not furnished) with the SEC, and we incorporate them (or such portions) by reference in the registration statement of which this pricing supplement forms a part:

  •
  the combined Annual Report on Form 20-F of Credit Suisse Group AG and us for the year ended December 31, 2013 relating to us as described therein; and

  •
  our Current Reports on Form 6-K filed on April 3, 2014, April 16, 2014 (containing the Credit Suisse Earnings Release 1Q14), May 2, 2014 (containing the Credit Suisse Financial Report 1Q14), May 9, 2014, May 16, 2014, May 20, 2014, July 11, 2014, July 22, 2014 (containing the Credit Suisse Earnings Release 2Q14), July 22, 2014 (containing the Media Release titled "Election of Severin Schwan and Sebastian Thrun as new members of the Board of Directors of Credit Suisse AG") and July 31, 2014 (containing the Credit Suisse Financial Report 2Q14 and the Financial Statements 6M14).

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 23, 2012

Credit Suisse AG

Senior Medium-Term Notes
Subordinated Medium-Term Notes

        We may offer from time to time our medium-term notes, which may be senior or subordinated (collectively, the "notes"), directly or through any one of our branches.

        The notes will bear interest, if any, at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

        The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

        The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

        Investing in the notes may involve risks. See "Foreign Currency Risks" on page 60 of the accompanying prospectus, the risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference herein, and any additional risk factors we describe in future filings we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended.

        Unless otherwise provided in the applicable pricing supplement, we will sell the notes to the public at 100% of their principal amount. Unless otherwise provided in the applicable pricing supplement, we will receive between 99.875% and 99.250% of the proceeds from the sale of the senior notes and between 99.500% and 99.125% of the proceeds from the sale of the subordinated notes, after paying the agents' commissions or discounts of between 0.125% and 0.750% for senior notes and between 0.500% and 0.875% for subordinated notes; provided that, commissions with respect to notes with a stated maturity of more than thirty years from date of issue will be negotiated at the time of sale.

        These notes may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse AG. Because of this relationship, Credit Suisse Securities (USA) LLC would have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See "Plan of Distribution (Conflicts of Interest)."

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. Unless otherwise provided in the applicable pricing supplement, the notes will not have the benefit of any agency or governmental guarantee.

Credit Suisse

The date of this prospectus supplement is March 23, 2012.

DESCRIPTION OF NOTES

General

        The notes will be direct and unsecured, senior or subordinated, obligations of Credit Suisse AG (Credit Suisse). At our option, we may issue senior notes or subordinated notes. We will issue the senior notes under a senior indenture, dated as of March 29, 2007, as supplemented by a second supplemental indenture, dated as of March 25, 2009, in each case between Credit Suisse and The Bank of New York Mellon (formerly known as The Bank of New York) (together, the "senior indenture"), and we will issue the subordinated notes under a subordinated indenture, dated as of March 29, 2007, as supplemented by a sixth supplemental indenture, dated as of March 25, 2009, in each case between Credit Suisse and The Bank of New York Mellon (formerly known as The Bank of New York) (together, the "subordinated indenture," and together with the senior indenture, the "indentures"). The indentures may be further amended or supplemented from time to time. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities, the senior debt securities or the subordinated debt securities) supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description.

        The following summaries of certain provisions of the indentures do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable indenture, including the definitions in the applicable indenture of certain terms.

        The senior notes will constitute a single series of senior notes under the senior indenture. The subordinated notes will constitute a single series of subordinated notes under the subordinated indenture. The indentures do not limit the amount of senior notes, subordinated notes or other debt securities that we may issue under the indentures.

        We will use the accompanying prospectus, this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of the notes.

        The pricing supplement relating to a note will describe the following terms:

  •
  the branch, if any, through which we are issuing the notes;

  •
  the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated note and the specified currency);

  •
  if the note bears interest, whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described in the accompanying prospectus));

  •
  if the note is a fixed rate note, the interest rate and interest payment dates;

  •
  if the note is a floating rate note, the interest rate basis (or bases), the initial interest rate, the interest reset dates, the interest reset period, the interest payment dates, the index maturity, if any, the spread and/or spread multiplier, if any (each as defined in the accompanying prospectus), the maximum interest rate and minimum interest rate, if any; the index currency, if any, and any other terms relating to the particular method of calculating the interest rate for that note;

  •
  whether the note is senior or subordinated and, if not specified, the note will be senior;

  •
  the issue price;

  •
  the issue date;

  •
  the maturity date, if any, and whether we can extend the maturity of a note;

  •
  if the note is an indexed note (as defined in the accompanying prospectus), the terms relating to the particular note;

  •
  if the note is a dual currency note (as defined in the accompanying prospectus), the terms relating to the particular note;

  •
  if the note is a renewable note (as defined in the accompanying prospectus), the terms relating to the particular note;

  •
  if the note is a short-term note (as defined in the accompanying prospectus), the terms relating to the particular note;

  •
  if the note is an amortizing note (as defined in the accompanying prospectus), the amortization schedule and any other terms relating to the particular note;

  •
  whether the note is an original issue discount note (as defined in the accompanying prospectus);

  •
  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under "Description of Debt Securities—Redemption at the Option of the Relevant Issuer" and "Description of Debt Securities—Repayment at the Option of the Holders; Repurchase" in the accompanying prospectus and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

  •
  whether we may be required to pay "additional amounts" in respect of payments on the notes as described under "Description of Debt Securities—Payment of Additional Amounts" in the accompanying prospectus and whether the notes may be redeemed at our option as described under "Description of Debt Securities—Tax Redemption" in the accompanying prospectus;

  •
  any relevant tax consequences associated with the terms of the notes which have not been described under "Taxation" in the accompanying prospectus; and

  •
  any other terms not inconsistent with the provisions of the applicable indenture.

        Subject to the additional restrictions described under "Special Provisions Relating to Debt Securities or Contingent Convertible Securities Denominated in a Foreign Currency" in the accompanying prospectus, each note will mature on a day specified in the applicable pricing supplement. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

        We are offering the notes on a continuing basis in denominations of $2,000 and any integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to "Special Provisions Relating to Debt Securities or Contingent Convertible Securities Denominated in a Foreign Currency" in the accompanying prospectus.

Interest and Interest Rates

        Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

  •
  a fixed rate specified in the applicable pricing supplement; or

  •
  a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier. Any floating rate note may also have either or both of the following:

  •
  a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

  •
  a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application.

        Unless otherwise specified in the applicable pricing supplement for a fixed rate note, in the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. Credit Suisse will not pay any additional interest as a result of the delay in payment.

        Unless otherwise specified in the applicable pricing supplement for a floating rate note, if an interest payment date (other than the maturity date, but including any redemption date or repayment date) would fall on a day that is not a business day (as defined in the accompanying prospectus), such interest payment date (or redemption date or repayment date) will be the following day that is a business day, and interest shall accrue to, and be payable on, such following business day, except that if the interest rate basis is LIBOR and such business day falls in the next calendar month, the interest payment date (or redemption date or repayment date) will be the immediately preceding day that is a business day and interest shall accrue to, and be payable on, such preceding business day.

        Unless otherwise specified in the applicable pricing supplement for a floating rate note, if the maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding business day with the same force and effect as if made on the date such payment was due, and interest shall not accrue and be payable with respect to such payment for the period from and after the maturity date to the date of such payment on the next succeeding business day.

Subordination

        Unless otherwise specified in the applicable pricing supplement, the subordinated notes will be direct, unconditional, unsecured and subordinated obligations of Credit Suisse. In the event of any dissolution, liquidation or winding-up of Credit Suisse, in bankruptcy or otherwise, the payment of principal and interest on the subordinated notes will be subordinated to the prior payment in full of all of Credit Suisse's present and future unsubordinated creditors but not further or otherwise.

        Credit Suisse may not create or permit to exist any pledge or other security interest over Credit Suisse's assets to secure Credit Suisse's obligations in respect of any subordinated notes.

        Subject to applicable law, no holder of subordinated notes shall be entitled to exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by Credit Suisse or by the branch through which it has issued the subordinated notes, arising under or in connection with a tranche of subordinated notes and each holder shall, by virtue of being a holder of such notes, be deemed to have waived all such rights of set-off, compensation or retention.

Currency Indemnity

        If the notes are denominated in U.S. dollars, the U.S. dollar will be the sole currency of account and payment for all sums payable by Credit Suisse under or in connection with such notes, including damages. Any amount received or recovered in a currency other than the U.S. dollar by any holder in respect of any sum expressed to be due to it from Credit Suisse shall only constitute a discharge to Credit Suisse to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any such note, Credit Suisse shall indemnify it against any resulting loss sustained by the recipient. In any event, Credit Suisse shall indemnify the recipient against the cost of making any such purchase. For the purposes of this condition, it will be sufficient for a holder to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from Credit Suisse's other obligations, shall be subordinated to the claims of Credit Suisse's unsubordinated creditors to the same extent as the notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any holder of the notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the notes or any other judgment or order.

Governing Law

        The notes and the indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of subordinated notes, the subordination provisions thereof, which will be governed by Swiss law.

Other Provisions; Addenda

        Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more fully registered global certificates, or global notes. Unless we state otherwise in the applicable pricing supplement, we will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption "Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System," book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

        Unless we state otherwise in an applicable pricing supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        For a further description of procedures regarding global securities representing book-entry notes, we refer you to "Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System" in the accompanying prospectus.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

        Under the terms of a distribution agreement for senior notes dated May 7, 2007, and a distribution agreement for subordinated notes dated March 25, 2009 (together, the "distribution agreements"), we are offering the applicable notes on a continuing basis through Credit Suisse Securities (USA) LLC, which we refer to as the agent, which has agreed to use its reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the agent with respect to a particular note, we will pay the agent a commission or discount ranging from 0.125% to 0.750% of the principal amount of each senior note and a commission or discount ranging from 0.500% to 0.875% of the principal amount of each subordinated note, depending on its maturity, sold through the agent. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The agent shall have the right, in its sole discretion, to reject any offer to purchase notes received by it, in whole or in part, that it reasonably considers to be unacceptable.

        We also may sell notes to the agent, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the agent and specified in the applicable pricing supplement. The agent may offer the notes it has purchased as principal to other dealers. The agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the agent as principal will be purchased by the agent at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

        We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly. We may also sell notes to one or more banks, acting as agents for their customers, in jurisdictions where we are permitted to do so. Unless otherwise indicated in the applicable pricing supplement, any note sold to a bank as agent for its customer will be sold at a price equal to 100% of the principal amount and we, or one of our affiliates, will pay such bank a commission equal to the commission applicable to a sale of a note of identical maturity through the agent.

        We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the senior or subordinated notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through Credit Suisse Securities (USA) LLC pursuant to the distribution agreements.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Each purchaser of a note will arrange for payment as instructed by the agent. The agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

        We estimate that the total expenses for the offering, excluding underwriting commissions, discounts and SEC registration fees (which are deferred in accordance with Rules 456(b) and 457(r)) will be approximately $500,000.

        The agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the agent against liabilities under the Securities Act, or contribute to payments which the agent may be required to make in that respect. We have also agreed to reimburse the agent for certain expenses.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that Credit Suisse Securities (USA) LLC intends to make a market in the notes, as permitted by applicable laws and regulations. Credit Suisse Securities (USA) LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market- making activities at any time without notice, at its sole discretion.

Conflicts of Interest

        Credit Suisse Securities (USA) LLC, one of our wholly-owned subsidiaries, is the agent for offers and sales of the notes and the offering of the notes is therefore being conducted in accordance with the applicable provisions of FINRA Rule 5121. No broker-dealer will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer. We refer you to "Plan of Distribution (Conflicts of Interest)—Conflicts of Interest" in the accompanying prospectus.

        No action has been or will be taken by us or the agent that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreements.

        Concurrently with the offering of the notes through the agent as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus.

        Our agents and their affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

Selling Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of securities to the public may not be made in that Relevant Member State except that an offer of securities to the public in that Relevant Member State may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or underwriter nominated by the relevant issuer for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the relevant issuer or any dealer or underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        In addition, each underwriter or agent will represent, warrant and agree that:

  a)
  the notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or a simplified prospectus as such term is defined in the Swiss Collective Investment Scheme Act, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, Credit Suisse or Credit Suisse Group AG or the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Market Supervisory Authority, or "FINMA," and investors in the notes will not benefit from protection or supervision by such authority;

  b)
  (i) no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers, and (ii) it has not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, this prospectus supplement or any other offering material relating to the notes, and that such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D.744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder;

  c)
  it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the "FSMA") by the Issuer;

  d)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the relevant issuer;

  e)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

  f)
  the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. Each underwriter or agent has represented and agreed that it has not offered or sold, and will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

  g)
  the notes have not been offered or sold, and will not be offered or sold, in Hong Kong, by means of any document, other than (i) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the "SFO") and any rules made thereunder, or (ii) in circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance of Hong Kong (Cap 32, Laws of Hong Kong) (the "CO") or (iii) in other circumstances which do not constitute an offer or invitation to the public within the meaning of the CO or the SFO; and it has not issued and will not issue any advertisement, invitation or document relating to the notes and has not caused and shall not cause such to be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which advertisement, invitation or document relating to such notes is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the SFO and any rules made thereunder;

  h)
  this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

  Where notes are subscribed or purchased under Section 275 by a relevant person which is:

  i.
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  ii.
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

  1)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  2)
  where no consideration is or will be given for the transfer;

  3)
  where the transfer is by operation of law; or

  4)
  as specified in Section 276(7) of the SFA.

  i)
  this prospectus has not been and will not be circulated or distributed in the People's Republic of China (excluding Hong Kong, Macau and Taiwan, the "PRC"), and the notes have not been offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC, or to any person for re-offering or re-sale, directly or indirectly, to any resident of the PRC, except pursuant to applicable laws and regulations of the PRC;

  j)
  no prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia (the "Corporations Act")) in relation to the securities has been, or will be, lodged with the Australian Securities and Investments Commission ("ASIC") or the Australian securities exchange operated by ASX Limited ("ASX Limited").

  Each underwriter and agent has represented and agreed that (unless a prospectus supplement or pricing supplement otherwise provides) it:

  i.
  has not offered, and will not offer for issue or sale and has not invited, and will not invite applications for issue, or offers to purchase, the securities in Australia (including an offer or invitation which is received by a person in Australia); and

    ii.
    has not distributed or published, and will not distribute or publish, any draft, preliminary or definitive prospectus, supplement, advertisement or any other offering material relating to the securities in Australia, unless:

    1)
    the aggregate consideration payable by each offeree or invitee is at least A$500,000 (or its equivalent in other currencies but, in either case, disregarding moneys lent by the offeror or its associates);

    2)
    the offer or invitation otherwise does not require disclosure to investors under Parts 6D.2 or 7.9 of the Corporations Act;

    3)
    the offer does not constitute an offer to a "retail client" for the purposes of section 761G of the Corporations Act;

    4)
    such action complies with all applicable laws, regulations and directives (including, without limitation, the licensing requirements of Chapter 7 of the Corporations Act); and

    5)
    such action does not require any document to be lodged with ASIC or ASX.

    Section 708(19) of the Corporations Act provides that an offer of debentures for issue or sale does not need disclosure to investors under Part 6D.2 of the Corporations Act if the issuer is an Australian ADI (as defined in the Corporations Act). As at the date of this prospectus supplement Credit Suisse AG is an Australian ADI.

    In addition, in the event that an Australian branch of Credit Suisse (the "Australian Issuer") issues notes (the "Australian notes"), each underwriter may be required to agree to offer the Australian notes in a particular manner in order to allow payments of interest, or amounts in the nature of interest, on the Australian notes to be exempt from withholding tax under section 128F of the Income Tax Assessment Act of 1936 of Australia and to give certain representations and warranties in favor of the Issuer in this regard;

  k)
  it has not offered or sold, and will not offer or sell, any notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of the notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made; and that it has not and it will not distribute or deliver this prospectus supplement or any other offering material relating to the notes in Canada or to any resident of Canada in contravention of the securities law and regulations of the provinces and territories of Canada;

  l)
  the notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or the "CNBV"), and may not be offered or sold publicly, or otherwise be the subject of brokerage activities, in Mexico, except pursuant to a private placement exemption set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). The information relating to the notes contained in this prospectus supplement or any accompanying prospectus or pricing supplement is exclusively the responsibility of Credit Suisse and has not been filed, reviewed or authorized by the CNBV. In making an investment decision, all investors, including any Mexican investors who may acquire notes from time to time, must rely on their own review and examination of the information contained in this prospectus supplement and any accompanying prospectus or pricing supplement; and

  m)
  the notes may not be offered or sold to or be held by any person resident for the purposes of the Income Tax (Guernsey) Law 1975 in the Islands of Guernsey, Alderney or Herm, Channel Islands.

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

INCORPORATION BY REFERENCE

        We file annual and current reports and other information with the SEC. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        We incorporate by reference in this prospectus supplement our report on Form 6-K dated March 21, 2012 and the combined Annual Report on Form 20-F of Credit Suisse Group AG and us for the year ended December 31, 2011 and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering of the securities is completed.

Credit Suisse Group AG
Debt Securities
Warrants
Guarantees

Credit Suisse AG
Debt Securities
Warrants
Guarantees

Credit Suisse (USA), Inc.
Certain Guaranteed Senior Debt Securities issued previously and further described herein

Credit Suisse Group (Guernsey) I Limited
Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities

Credit Suisse Group (Guernsey) III Limited
Senior or Subordinated Guaranteed Exchangeable or Convertible Debt Securities

           Credit Suisse Group AG (Credit Suisse Group) or Credit Suisse AG (Credit Suisse) (in each case, acting through its head office or any one of its branches) may from time to time offer to sell debt securities, which may consist of senior and subordinated notes or other types of debt, including debt convertible into or exchangeable for shares or American depositary shares of Credit Suisse Group (in the case of Credit Suisse Group only), securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

           In addition, Credit Suisse Group or Credit Suisse (in each case, acting through its head office or any one of its branches) may from time to time offer to sell warrants or warrants in the form of subscription rights to purchase equity securities (in the case of Credit Suisse Group only) or debt securities of Credit Suisse Group, securities of any entity unaffiliated with Credit Suisse Group, a basket of such securities, an index or indices of such securities or any combination of the foregoing.

           Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited may from time to time offer to sell senior or subordinated guaranteed exchangeable or convertible debt securities, convertible or exchangeable into shares or American depositary shares, as specified in the applicable prospectus supplement, of Credit Suisse Group, which we refer to in this prospectus as "contingent convertible securities." Such contingent convertible securities will be fully and unconditionally guaranteed by Credit Suisse Group.

           Credit Suisse Group may from time to time offer to sell senior or subordinated guarantees of contingent convertible securities in conjunction with the issuance and sale of the contingent convertible securities issued by Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited.

           Credit Suisse Group and Credit Suisse have fully and unconditionally guaranteed all the obligations of Credit Suisse (USA), Inc. (Credit Suisse (USA)) under its guaranteed senior debt securities, or the Guaranteed Senior Debt Securities, further described in "Description of the Guaranteed Senior Debt Securities of Credit Suisse (USA)" and "Description of the Guarantees of the Guaranteed Senior Debt Securities of Credit Suisse (USA)." The obligations of Credit Suisse Group under its guarantees of these securities are subordinated as described in this prospectus.

           We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

           Unless we state otherwise in a prospectus supplement, we will not list any of these securities on a securities exchange.

           These securities may be offered directly or to or through underwriters, agents or dealers, including Credit Suisse Securities (USA) LLC, an affiliate of Credit Suisse Group, Credit Suisse, Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited. Because of this relationship, Credit Suisse Securities (USA) LLC would have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. See "Plan of Distribution (Conflicts of Interest)—Conflicts of Interest." The names of any other underwriters, agents or dealers will be included in a supplement to this prospectus.

           Investing in our securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading "Risk Factors."

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

           The debt securities of Credit Suisse Group, the debt securities of Credit Suisse, the contingent convertible securities of Credit Suisse Group (Guernsey) I Limited and the contingent convertible securities of Credit Suisse Group (Guernsey) III Limited are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland, the Bailiwick of Guernsey or any other jurisdiction. Unless otherwise provided in the applicable prospectus supplement, the debt securities and the contingent convertible securities will not have the benefit of any agency or governmental guarantee.

           Our registered shares are listed on the SIX Swiss Exchange under the symbol "CSGN" and, in the form of American depositary shares, on the New York Stock Exchange under the symbol "CS." The last reported sale price of our shares on March 22, 2012 was CHF 26.08 and the last reported sale price of our American depositary shares on March 22, 2012 was USD 28.50.

           Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, including outstanding securities of Credit Suisse (USA), in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

Credit Suisse

The date of this prospectus is March 23, 2012.

        WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. AT THE DATE OF THIS PROSPECTUS, WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        Unless the context otherwise requires and except as otherwise indicated:

  •
  in this prospectus, the terms "we," "our," and "us" refer to Credit Suisse Group and include Credit Suisse Group's wholly-owned bank subsidiary, Credit Suisse, the finance subsidiaries and our other subsidiaries; and

  •
  in the sections of this prospectus titled "Description of Debt Securities," the terms "we," "our," and "us" refer to each of Credit Suisse Group and Credit Suisse, as applicable, as issuer of the debt securities; and

  •
  in the sections of this prospectus titled "Description of Contingent Convertible Securities" the terms "we," "our," and "us" refer to each of the finance subsidiaries, as applicable, as issuer, and Credit Suisse Group, as guarantor, of the contingent convertible securities; and

  •
  in the sections of this prospectus titled "Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities," "Special Provisions Relating to Debt Securities or Contingent Convertible Securities Denominated in a Foreign Currency" and "Foreign Currency Risks," the terms "we," "our," and "us," when used in reference to the debt securities, refer to each of Credit Suisse Group and Credit Suisse, as applicable, as issuer of the debt securities and, when used in reference to the contingent convertible securities, refer to each of the finance subsidiaries, as applicable, as issuer, and Credit Suisse Group, as guarantor, of the contingent convertible securities; and

  •
  in the section of this prospectus entitled "Description of Warrants," the terms "we," "our," and "us" refer to Credit Suisse Group or Credit Suisse, as issuer of the securities described in that section; and

  •
  in the section of this prospectus entitled "Description of Shares," the terms "we," "our" and "us" refer to Credit Suisse Group, as issuer of the securities described in that section, on a consolidated basis.

        In this prospectus, the term "finance subsidiary" refers to Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited, as the context may require, each of which is a Guernsey incorporated non-cellular company limited by shares, which may issue contingent convertible securities fully and unconditionally guaranteed by Credit Suisse Group. Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited are each wholly-owned subsidiaries of Credit Suisse Group. Credit Suisse Group will fully and unconditionally guarantee any contingent convertible securities issued by each of the finance subsidiaries pursuant to this registration statement. There are various legal and regulatory requirements, including the satisfaction of a solvency test under Guernsey law, applicable to some of Credit Suisse Group's subsidiaries that limit their ability to pay dividends or distributions and make loans and advances to Credit Suisse Group.

        Credit Suisse Group's and Credit Suisse's consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Credit Suisse Group's and Credit Suisse's financial statements are denominated in Swiss francs, the legal tender of Switzerland. When we refer to "CHF," we mean Swiss francs. When we refer to "USD" or "$," we mean U.S. dollars. On March 16, 2012, the Swiss franc to U.S. dollar exchange rate was 0.9160 Swiss francs = 1 U.S. dollar.

        Credit Suisse Group does not expect the finance subsidiaries to file reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the SEC.

        As permitted by Rule 12h-5 under the Exchange Act, Credit Suisse (USA) no longer files reports under the Exchange Act with the SEC. In accordance with Rule 3-10 of Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act, Credit Suisse Group's financial statements include condensed consolidating financial information for Credit Suisse (USA) in a footnote to those financial statements.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

        Credit Suisse Group is a holding company for financial services companies domiciled in Switzerland and Credit Suisse is a bank domiciled in Switzerland. Many of their directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries), and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of their assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on Credit Suisse Group, Credit Suisse or their respective directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a U.S. court. We have been advised by Homburger AG, Swiss counsel to Credit Suisse Group and Credit Suisse, and Carey Olsen, Guernsey counsel to the finance subsidiaries, that, due to the lack of reciprocal legislation between Switzerland, Guernsey and the United States, there is doubt as to enforceability in Switzerland and Guernsey, as applicable, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

 WHERE YOU CAN FIND MORE INFORMATION

        Credit Suisse Group and Credit Suisse file periodic reports and other information with the SEC. You may read and copy any document Credit Suisse Group or Credit Suisse files at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information regarding issuers that file electronically with the SEC. Reports and other information concerning the business of Credit Suisse Group or Credit Suisse may also be inspected at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

        The SEC allows Credit Suisse Group and Credit Suisse to "incorporate by reference" the information they file with the SEC, which means that Credit Suisse Group and Credit Suisse can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Credit Suisse Group and Credit Suisse file later with the SEC and which is incorporated by reference will automatically update and supersede this information.

        Credit Suisse Group and Credit Suisse incorporate by reference into the registration statement of which this prospectus forms a part their report on Form 6-K dated March 21, 2012 and their combined annual report on Form 20-F for the year ended December 31, 2011 as filed with the SEC and any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Credit Suisse Group's and Credit Suisse's reports on Form 6-K filed with the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the reports expressly state such reports are filed (and not furnished) with the SEC and Credit Suisse Group or Credit Suisse, as the case may be, incorporates them (or such portions) by reference in the registration statement of which this prospectus forms a part.

        You may request a copy of these filings, at no cost, by writing or telephoning Credit Suisse Group or Credit Suisse at their principal executive offices at the following address:

Credit Suisse Group AG	Credit Suisse AG
Paradeplatz 8	Paradeplatz 8
CH 8001 Zurich, Switzerland	CH 8001 Zurich, Switzerland
Attention: Investor Relations	Attention: Investor Relations
+41 44 212 1616	+41 44 333 1111

Internet: https://www.credit-suisse.com/investors/en/

        We are not incorporating the contents of the website into this prospectus.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You should not place undue reliance on these statements. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitation, statements relating to the following:

  •
  our plans, objectives or goals;

  •
  our future economic performance or prospects;

  •
  the potential effect on our future performance of certain contingencies; and

  •
  assumptions underlying any such statements.

        Words such as "believes," "anticipates," "expects," "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

        By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

  •
  the ability to maintain sufficient liquidity and access capital markets;

  •
  market and interest rate fluctuations and interest rate levels;

  •
  the strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations, in particular the risk of continued slow economic recovery or downturn in the US or other developed countries in 2012 and beyond;

  •
  the direct and indirect impacts of continuing deterioration or slow recovery in residential and commercial real estate markets;

  •
  adverse rating actions by credit rating agencies in respect of sovereign issuers, structured credit products or other credit-related exposures;

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  the ability to achieve our strategic objectives, including improved performance, reduced risks, lower costs and more efficient use of capital;

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  the ability of counterparties to meet their obligations to us;

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  the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

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  political and social developments, including war, civil unrest or terrorist activity;

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  the possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct our operations;

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  operational factors such as systems failure, human error, or the failure to implement procedures properly;

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  actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

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  the effects of changes in laws, regulations or accounting policies or practices;

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  competition in geographic and business areas in which we conduct our operations;

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  the ability to retain and recruit qualified personnel;

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  the ability to maintain our reputation and promote our brand;

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  the ability to increase market share and control expenses;

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  technological changes;

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  the timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

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  acquisitions, including the ability to integrate acquired businesses successfully, and divestitures, including the ability to sell non-core assets;

  •
  the adverse resolution of litigation and other contingencies;

  •
  the ability to achieve our cost efficiency goals and cost targets; and

  •
  our success at managing the risks involved in the foregoing.

        We caution you that the foregoing list of important factors is not exclusive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors and other information set forth in Credit Suisse Group's and Credit Suisse's annual report on Form 20-F for the year ended December 31, 2011, and subsequent annual reports on Form 20-F filed by Credit Suisse Group and Credit Suisse with the SEC; Credit Suisse Group's and Credit Suisse's reports on Form 6-K filed with the SEC; and the risk factors relating to Credit Suisse Group and Credit Suisse, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

 USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus by Credit Suisse Group, Credit Suisse or the finance subsidiaries for general corporate purposes, including refinancing existing indebtedness. We may also invest the net proceeds temporarily in short-term securities. With the exception of certain situations described in more detail in the applicable prospectus supplement, the net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

        None of Credit Suisse Group, Credit Suisse or Credit Suisse (USA) will receive any of the proceeds from the sale of the outstanding Guaranteed Senior Debt Securities of Credit Suisse (USA). All offers and sales of these securities will be for the accounts of the broker-dealer subsidiaries of Credit Suisse Group in connection with market-making transactions.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Credit Suisse Group's and Credit Suisse's ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2011	2010	2009	2008		2007
Ratio of Earnings to Fixed Charges(1)
Credit Suisse Group	1.14	1.33	1.44	0.70	(2)	1.16
Credit Suisse	1.08	1.27	1.43	0.69	(3)	1.13

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/loss from continuing operations before taxes, extraordinary items, cumulative effect of changes in accounting principles and non-controlling interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (a) interest expense, (b) a portion of premises and real estate expenses, deemed representative of the interest factor and (c) preferred dividend requirements in connection with preferred securities of subsidiaries.

(2)
The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 12,201 million for the year ended December 31, 2008.

(3)
The deficiency in the coverage of fixed charges by earnings before fixed charges was CHF 12,362 million for the year ended December 31, 2008.

CAPITALIZATION AND INDEBTEDNESS

        The table below shows the consolidated capitalization and indebtedness of Credit Suisse Group and Credit Suisse as of December 31, 2011. You should read this table along with our consolidated financial statements and other financial information, which are included in the documents incorporated by reference in this prospectus.

	As of December 31, 2011
	Credit Suisse Group	Credit Suisse
	(in CHF millions)
Debt:
Short-term borrowings	26,116	24,643
Long-term debt	162,655	159,407
All other liabilities	819,309	802,675

Total liabilities	1,080,080	986,725
Equity:
Shareholder's Equity:
Common shares	49	4,400
Additional paid-in capital	21,796	23,170
Retained earnings	27,053	10,870
Treasury shares, at cost	(90)	—
Accumulated other comprehensive income/(loss)	(15,134)	(10,938)

Total shareholder's equity	33,674	27,502

Noncontrolling interests	7,411	8,948

Total Equity	41,085	36,450

Total capitalization and indebtedness	1,049,165	1,023,175

 CREDIT SUISSE GROUP

        Credit Suisse Group is a holding company for financial services companies and is domiciled in Switzerland. Its activities are operated and managed in three reporting segments: Investment Banking, Private Banking and Asset Management.

        Credit Suisse Group is a publicly held corporation and its registered shares are listed on the SIX Swiss Exchange and, in the form of American depositary shares, on the New York Stock Exchange. Credit Suisse Group's registered head office is located at Paradeplatz 8, CH-8001 Zurich, Switzerland, and its telephone number is +41-44-212-1616.

        Credit Suisse Group, Guernsey branch, was established in 1986 and is a vehicle for various funding activities of Credit Suisse Group. The Guernsey branch exists as part of Credit Suisse Group and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey GY1 3WF, Channel Islands, and its telephone number is +44-1481-724-605.

 CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8001 Zurich, Switzerland, and its telephone number is +41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the debt securities, warrants and guarantees as described in this prospectus and the applicable prospectus supplement. Credit Suisse, Guernsey branch, was established in 1997 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes. The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey GY1 3WF, Channel Islands, and its telephone number is +44-1481-724-605.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        Credit Suisse, New York branch, was established in 1940 in New York, New York, and is, among other things, a vehicle for various funding activities of Credit Suisse. The New York branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The New York branch is located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

 CREDIT SUISSE (USA)

        Credit Suisse (USA) is a holding company for financial services companies. Credit Suisse (USA) is an indirect wholly-owned subsidiary of Credit Suisse Group. Credit Suisse (USA)'s principal executive office is in New York. Credit Suisse (USA)'s principal subsidiary is Credit Suisse Securities (USA) LLC, Credit Suisse Group's principal U.S. registered broker-dealer subsidiary. Effective January 16, 2006, Credit Suisse (USA) changed its name from Credit Suisse First Boston (USA), Inc. to Credit Suisse (USA), Inc.

        The principal executive offices of Credit Suisse (USA) are located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

 THE FINANCE SUBSIDIARIES

General

        Credit Suisse Group (Guernsey) I Limited (registration number 52976) and Credit Suisse Group (Guernsey) III Limited (registration number 52978) are each Guernsey incorporated non-cellular companies limited by shares. Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited were both incorporated on January 28, 2011 in Guernsey and each will continue in existence until it is removed from the Register of Companies in accordance with Guernsey law. The registered office of the finance subsidiaries is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey GY1 3WF, Channel Islands. The telephone number is +44 1481 719088.

        The finance subsidiaries are both wholly-owned by Credit Suisse Group. Each finance subsidiary exists for the purpose of issuing debt instruments, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Credit Suisse Group. Accordingly, the finance subsidiaries are dependent on Credit Suisse Group and other members of the Group servicing these advances. Unless stated otherwise in the applicable prospectus supplement, Credit Suisse Group will fully and unconditionally guarantee, on a senior or subordinated basis, the guaranteed contingent convertible securities issued by each finance subsidiary as to payment of principal, premium, if any, interest and any other amounts due, as well as the delivery of shares or, at our option, American depositary shares.

        The share capital of Credit Suisse Group (Guernsey) I Limited is an unlimited number of shares of no par value which may be issued as ordinary shares. The issued share capital of Credit Suisse Group (Guernsey) I Limited is U.S.$170,000 divided into 170,000 fully paid up ordinary shares with an issue price of U.S.$1 each.

        The share capital of Credit Suisse Group (Guernsey) III Limited is an unlimited number of shares of no par value which may be issued as ordinary shares. The issued share capital of Credit Suisse Group (Guernsey) III Limited is U.S.$50,000 divided into 50,000 fully paid up ordinary shares with an issue price of U.S.$1 each.

Management

        The directors of Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited are as follows:

Name	Position	Principal Activities outside Credit Suisse Group (Guernsey) I Limited and Credit Suisse Group (Guernsey) III Limited
Roy McGregor	Director	Chief Executive Officer, Credit Suisse (Guernsey) Ltd
Kenneth Wallbridge	Director	Member of the Executive Board and Head of Operations, Credit Suisse (Guernsey) Ltd
Kim Fox-Moertl	Director	Head of Capital Management, Credit Suisse
Roger Rimann	Director	Member of the Executive Board and Treasurer, Credit Suisse (Guernsey) Ltd
Anthony Le Conte	Director	Head of New Business, Credit Suisse (Guernsey) Ltd

        The service address of the directors is Helvetia Court, South Esplanade, St. Peter Port, Guernsey GY1 3WF, Channel Islands. There are no conflicts of interest between the private interests or other duties of the directors listed above and their duties to each finance subsidiary.

Dividends and Distributions

        Neither finance subsidiary has paid any dividends nor made any distributions as those terms are defined under the Companies (Guernsey) Law, 2008 (as amended) since its incorporation. To the extent that a dividend may be declared or a distribution may be made, it will be paid subject to a solvency test in compliance with the Companies (Guernsey) Law, 2008 (as amended).

Assets and Liabilities

        Other than in connection with the $2,000,000,000 7.875%. Tier 2 Buffer Capital Notes due 2041 issued by Credit Suisse Group (Guernsey) I Limited, neither finance subsidiary has acquired any assets nor incurred any loan capital or other borrowings or indebtedness or any contingent liabilities since its formation.

Financial Statements

        Each finance subsidiary's accounting reference date is December 31 and its first accounts were prepared in accordance with International Financing Reporting Standards (IFRS) as at, and for the period ended, December 31, 2011.

        The finance subsidiaries do not have an audit committee. As subsidiaries of Credit Suisse Group, each finance subsidiary complies with Credit Suisse Group's overall corporate governance regime.

Business Purpose

        Each finance subsidiary's business purpose is unrestricted and is set out in its respective Memorandum of Incorporation each of which has been incorporated by reference to the Registration Statement of which this prospectus forms a part.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms that will apply to any debt securities that may be offered by Credit Suisse Group or Credit Suisse, directly or through one of its branches pursuant to this prospectus (each referred to in this section as a "relevant issuer"). The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

General

        As used in this prospectus, "debt securities" means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that the relevant issuer issues and, in each case, the trustee authenticates and delivers under the applicable indenture. The term "debt securities" does not include the "contingent convertible securities" described under "Description of Contingent Convertible Securities."

        Credit Suisse Group may issue senior debt securities or subordinated debt securities (including convertible or exchangeable debt securities), directly or through one of its branches. Convertible or exchangeable debt securities of Credit Suisse Group may be converted or exchanged into shares of Credit Suisse Group. Credit Suisse may issue senior debt securities, subordinated debt securities, including convertible debt securities and debt securities that qualify as tier 1 or tier 2 capital, directly or through one of its branches. Any convertible debt securities issued by Credit Suisse will not be convertible into shares of Credit Suisse Group or Credit Suisse. Senior debt securities, subordinated debt securities, including debt securities that qualify as tier 1 or tier 2 capital will be issued in one or more series under the senior indenture or the subordinated indenture between Credit Suisse Group and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to JPMorgan Chase Bank, N.A., as trustee (in the case of Credit Suisse Group) or the senior indenture or subordinated indenture (each as may be amended or supplemented from time to time) between Credit Suisse and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee (in the case of Credit Suisse). The senior indentures and the subordinated indentures have been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In this section, we sometimes refer to these indentures collectively as the "indentures."

        This section of the prospectus briefly outlines the provisions of the indentures related to the debt securities. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indentures for provisions that may be important to you.

        Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group's right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Credit Suisse Group's subsidiaries. In addition, there are various regulatory requirements applicable to some of Credit Suisse Group's and Credit Suisse's subsidiaries that limit their ability to pay dividends and make loans and advances to Credit Suisse Group and Credit Suisse, as the case may be.

        The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of the relevant issuer in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of the relevant issuer.

Issuances in Series

        The indentures do not limit the amount of debt that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional debt securities of that series. The debt securities will not be secured by any property or assets of the relevant issuer.

        The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms may include:

  •
  the issue date;

  •
  whether the debt securities are issued by Credit Suisse Group or Credit Suisse;

  •
  whether the debt securities are senior or subordinated and whether they qualify as tier 1 or tier 2 capital;

  •
  the total principal amount of the debt securities;

  •
  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (securities that are issued below their principal amount by more than a statutory de minimis amount because they pay no interest or pay interest that is below market rates at the time of issuance), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described (to the extent not already described herein);

  •
  the date or dates on which principal will be payable, whether the debt securities will be payable on demand by the holders on any date, and whether we can extend the maturity date of the debt securities;

  •
  the manner in which payments of principal, premium or interest will be calculated and whether any rate will be fixed or based on an index or formula or the value of one or more securities, commodities, currencies or other assets, including but not limited to:

  •
  whether the debt security bears a fixed rate of interest or bears a floating rate of interest, including whether the debt security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

  •
  if the debt security is an indexed note (as defined below) the terms relating to the particular series of debt securities;

  •
  if the debt security is an amortizing note (as defined below), the amortization schedule and any other terms relating to the particular series of debt securities;

  •
  the interest payment dates;

  •
  whether any sinking fund is required;

  •
  optional or mandatory redemption terms;

  •
  authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

  •
  the terms on which holders of the debt securities issued by Credit Suisse Group may or are required to exercise, convert or exchange these securities into or for securities of Credit Suisse Group or one or more other entities and any specific terms relating to the exercise, conversion or exchange feature;

  •
  the terms on which holders of the debt securities issued by Credit Suisse may or are required to exercise, convert or exchange these securities into or for securities of one or more other entities other than Credit Suisse Group and Credit Suisse and any specific terms relating to the exercise, conversion or exchange feature

  •
  the currency or currency unit in which the debt securities will be denominated and, if different, the currency or currency unit in which payments of principal, premium or interest will be payable, if the specified currency is other than U.S. dollars, and any other terms relating to the debt securities denominated in a foreign currency and the specified currency;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

  •
  whether and under what circumstances additional amounts will be paid on any debt securities as a result of withholding taxes and whether the debt securities can be redeemed if additional amounts must be paid;

  •
  selling restrictions applicable to any series of debt securities, if any;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

  •
  any other terms consistent with the above.

        The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Interest and Interest Rates

        Each series of debt securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of debt securities has been paid or duly provided for, at the fixed or floating rate specified in the series of debt securities, until the principal amount has been paid or made available for payment. Interest will be payable on each interest payment date (except for certain original issue discount notes (as defined below) and except for a series of debt securities issued between a regular record date and an interest payment date) and at maturity or on redemption or repayment, if any. Unless otherwise provided in the applicable prospectus supplement, in the event that the maturity date of any series of debt securities is not a business day, principal and interest payable at maturity will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due, except that the relevant issuer will not pay any additional interest as a result of the delay in payment except as otherwise provided under "—Payment of Additional Amounts." Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of debt securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of debt securities) to but excluding the related interest payment date, maturity date or redemption or repayment date, if any, as the case may be.

        Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

  •
  if the relevant issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the debt security is registered at the close of business on the record date the relevant issuer will establish for the payment of defaulted interest; and

  •
  interest payable at maturity, redemption or repayment will be payable to the person to whom principal shall be payable.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as such law may be modified by any applicable United States law of general application.

        The first payment of interest on any series of debt securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

  Fixed Rate Notes

        Each fixed rate debt security, which we refer to as a fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for fixed rate notes will be specified in the applicable prospectus supplement and the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date unless otherwise specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such fixed rate note will be made on the next succeeding business day. The relevant issuer will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable prospectus supplement, floating rate debt securities, which we refer to as floating rate notes, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such floating rate note is being delivered, including:

  •
  whether the floating rate note is a regular floating rate note, an inverse floating rate note or a floating rate/fixed rate note (if not specified, the floating rate note will be a regular floating rate note);

  •
  the interest rate basis or bases;

  •
  initial interest rate;

  •
  interest reset dates;

  •
  interest reset period;

  •
  interest payment dates;

  •
  index maturity, if any;

  •
  maximum interest rate and minimum interest rate, if any;

  •
  the spread and/or spread multiplier, if any; and

  •
  if one or more of the specified interest rate bases is LIBOR, the index currency, if any, as described below.

        Unless otherwise specified in the applicable prospectus supplement, each regular record date for a floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the floating rate notes will be determined as follows:

  •
  Unless a floating rate note is a floating rate/fixed rate note or an inverse floating rate note, the floating rate note will be a regular floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        If a floating rate note is a floating rate/fixed rate note, then, except as described below or in an applicable prospectus supplement, the floating rate/fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the floating rate/fixed rate note will be payable shall be reset as of each interest reset date, except that:

  •
  the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

  •
  the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the floating rate/fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the floating rate/fixed rate note on the day immediately preceding the fixed rate commencement date.

        If a floating rate note is an inverse floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:

  •
  minus the rate determined by reference to the interest rate basis or bases;

  •
  plus or minus the applicable spread, if any; and/or

  •
  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

  •
  if such day is an interest reset date, the interest rate as determined on the interest determination date (as defined below) immediately preceding such interest reset date; or

  •
  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        Except for the fixed rate period described above for floating rate/fixed rate notes, interest on floating rate notes will be determined by reference to an interest rate basis, which may be one or more of:

  •
  the CD rate;

  •
  the Commercial Paper rate;

  •
  the Federal Funds rate/Federal Funds open rate;

  •
  LIBOR;

  •
  the Prime rate;

  •
  the Treasury rate; or

  •
  any other interest rate basis or interest rate formula described in the applicable prospectus supplement.

        The "spread" is the number of basis points to be added to or subtracted from the related interest rate basis or bases applicable to a floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated.

        Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate notes which reset:

  •
  daily, each business day;

  •
  weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate notes, which will reset the Tuesday of each week except as specified below);

  •
  monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

  •
  quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

  •
  semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

  •
  annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

        If any interest reset date for any floating rate note would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a floating rate note as to which LIBOR is an applicable interest rate basis, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

        The term "business day" means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and:

  •
  with respect to LIBOR notes, "business day" will also include a London business day;

  •
  with respect to any series of debt securities denominated in euros, "business day" will also include any day on which the TransEuropean Real-Time Gross Settlement Express Transfer (TARGET) System is in place; and

  •
  with respect to any series of debt securities denominated in a specified currency other than U.S. dollars or euros, "business day" will not include a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in the principal financial center of the country of the specified currency.

  •
  "London business day" means any day that is both a business day and a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate notes which reset:

  •
  daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

  •
  quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

  •
  semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

  •
  annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, if any interest payment date for any floating rate note (other than the maturity date, but including any redemption date or repayment date) would otherwise be a day that is not a business day, that interest payment date or redemption date or repayment date will be the next succeeding day that is a business day and interest shall accrue to, and be payable on, such following business day, except that if a floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date or redemption date or repayment date will be the immediately preceding business day and interest shall accrue to, and be payable on, such preceding business day. If the maturity date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and we will not pay any additional interest for the period from and after the maturity date.

        All percentages resulting from any calculation on floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from and including the later of (a) the date of issue and (b) the last day to which interest has been paid or duly provided for to but excluding the last date for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate notes for which the interest rate basis is the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, LIBOR or the Prime rate, or by the actual number of days in the year in the case of floating rate notes for which the interest rate basis is the Treasury rate. The accrued interest factor for floating rate notes for which the interest rate may be calculated with reference to two or more interest rate bases will be calculated in each period by selecting one such interest rate basis for such period in accordance with the provisions of the applicable prospectus supplement.

        The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the CD rate, the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate note; and the interest determination date with respect to LIBOR will be the second London business day preceding each interest reset date. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate note, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate note. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.

        Unless otherwise provided for in the applicable prospectus supplement, The Bank of New York Mellon, formerly known as The Bank of New York, will be the calculation agent and for each interest reset date will determine the interest rate with respect to any floating rate note as described below. The calculation agent will notify the relevant issuer, the paying agent and the trustee of each determination of the interest rate applicable to a floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such floating rate note. Unless otherwise specified in the applicable prospectus supplement, the "calculation date," where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate notes as follows:

        CD Rate Notes.    CD rate debt securities, which we refer to as CD rate notes, will bear interest at the interest rate (calculated with reference to the CD rate and the spread and/or spread multiplier, if any) specified in the CD rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "CD rate" means, with respect to any interest determination date relating to a CD rate note, the rate on the date for negotiable certificates of deposit having the index maturity designated in the applicable prospectus supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (secondary market)," or any successor publication or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the CD rate will be the rate on such interest determination date for negotiable certificates of deposit of the index maturity designated in the applicable prospectus supplement as published by the Federal Reserve Bank of New York in its daily update of H.15 available through the website of the Board of Governors of the Federal Reserve System at "http://www.federalreserve.gov/releases/h15/update" ("H.15 daily update") or any successor site or publication of the Board of Governors under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or H.15 daily update by 3:00 p.m., New York City time, on the calculation date pertaining to an interest determination date, the calculation agent will calculate the CD rate on that interest determination date, which will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time as quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting as set forth above, the CD rate with respect to such interest determination date will be the same as the CD rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest shall be the initial interest rate).

        Commercial Paper Rate Notes.    Commercial Paper rate debt securities, which we refer to as Commercial Paper rate notes, will bear interest at the interest rate (calculated with reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "Commercial Paper rate" means, with respect to any interest determination date relating to a Commercial Paper rate note, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading "Commercial Paper—Non-financial." In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading "Commercial Paper—Non-financial" (with an index maturity of one month or three months being deemed to be equivalent to an index maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date, the rate is not yet available in either H.15(519) or H.15 daily update, the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is "AA" or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the dealers selected as aforesaid by the calculation agent are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Federal Funds Rate Notes/Federal Funds Open Rate Notes.    Federal Funds rate debt securities, which we refer to as Federal Funds rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate notes and in the applicable prospectus supplement. Federal Funds open rate debt securities, which we refer to as Federal Funds open rate notes, will bear interest at the interest rate (calculated with reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds rate" means, with respect to any interest determination date relating to a Federal Funds rate note, the rate applicable to such date for Federal Funds opposite the caption "Federal funds (effective)," as displayed on Reuters on page 118 (or any page which may replace such page on such service) under the heading "EFFECT" on the business day immediately following such interest determination date. If such rate is not so published by 3:00 p.m., New York City time, on the business day immediately following such interest determination date, the Federal Funds rate will be the rate applicable to such interest determination date as published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) under the heading "Federal Funds (effective)." If that rate is not published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) by 4:15 p.m., New York City time, on the business day immediately following such interest determination date, the calculation agent will calculate the Federal Funds rate applicable to such interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected as aforesaid by the calculation agent are not quoting as set forth above, the Federal Funds rate applicable to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds open rate" means, with respect to any interest determination date relating to a Federal Funds open rate note, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading "Federal Funds" opposite the caption "Open" as such rate is displayed on Reuters (or any successor service) on page 5

(or any page which may replace such page on such service) ("Reuters Page 5"). In the event that on any interest determination date no reported rate appears on Reuters Page 5 by 3:00 p.m., New York City time, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on Reuters Page 5 or the FFPREBON Index page on Bloomberg or another recognized electronic source by 3 p.m., New York City time, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected by the calculation agent (after consultation with us); provided, however, that if the brokers selected by the calculation agent are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

        LIBOR Notes.    LIBOR debt securities, which we refer to as LIBOR notes, will bear interest at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any) specified in the LIBOR notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine "LIBOR" for each interest reset date as follows:

  •
  With respect to an interest determination date relating to a LIBOR note, LIBOR will be the offered rate for deposits in the London interbank market in the index currency (as defined below) having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date that appears on the Designated LIBOR Page (as defined below) or a successor reporter of such rates selected by the calculation agent and acceptable to us, as of 11:00 a.m., London time, on such interest determination date (the "reported rate"). If no rate appears on the Designated LIBOR Page, LIBOR in respect of such interest determination date will be determined as if the parties had specified the rate described in the following paragraph.

  •
  With respect to an interest determination date relating to a LIBOR note to which the last sentence of the previous paragraph applies, the calculation agent will request the principal London offices of each of four major reference banks (which may include any underwriters, agents or their affiliates) in the London interbank market selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable prospectus supplement), in the principal financial center of the country of the specified index currency, on that interest determination date for loans made in the index currency to leading European banks having the index maturity designated in the applicable prospectus supplement commencing on the second London business day immediately following such interest determination date and in a principal amount that is representative for a single transaction in that index currency in that market at such time by three major reference banks (which may include any underwriters, agents or their affiliates) in such principal financial center selected by the calculation agent (after consultation with us); provided, however, that if fewer than three reference banks so selected by the calculation agent are quoting such rates as mentioned in this sentence, LIBOR with respect to such interest determination date will be the same as LIBOR in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        "Index currency" means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

        "Designated LIBOR Page" means the display on page LIBOR01 (or any other page specified in the applicable prospectus supplement) of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for the applicable index currency (or such other page as may replace that page on that service for the purpose of displaying such rates).

        Unless otherwise specified in the applicable prospectus supplement, "principal financial center" means the principal financial center of the country of the specified currency or specified index currency, as applicable, except that with respect to U.S. dollars and euro, the principal financial center shall be New York City and Brussels, respectively.

        Prime Rate Notes.    Prime rate debt securities, which we refer to as Prime rate notes, will bear interest at the interest rate (calculated with reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, "Prime rate" means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption "Bank Prime Loan." If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank's prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected by the calculation agent (after consultation with us) from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York quoted by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the calculation agent (after consultation with us) to quote prime rates. "Reuters Screen USPRIME1 Page" means the display designated as the "USPRIME1" page on Reuters (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

        Treasury Rate Notes.    Treasury rate debt securities, which we refer to as Treasury rate notes, will bear interest at the interest rate (calculated with reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate notes and in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, the "Treasury rate" means, with respect to any interest determination date relating to a Treasury rate note, the rate from the auction held on such interest determination date, which we refer to as the "auction," of direct obligations of the United States, which we refer to as Treasury bills, having the index maturity designated in the applicable prospectus supplement under the caption "INVESTMENT RATE" on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High" or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." In the event such rate is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on such calculation date, the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include Credit Suisse Securities (USA) LLC) selected by the calculation agent (after consultation with us) for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by the calculation agent are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

        The term "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

Indexed Notes

        A series of debt securities also may be issued with the principal amount payable at maturity or interest to be paid on such series of debt securities, or both, to be determined with reference to the price or prices of specified commodities, stocks or indices, the exchange rate of a specified currency relative to one or more other currencies, currency units, composite currencies or units of account specified in an applicable prospectus supplement, or such other price or exchange rate as may be specified in such series of debt securities, as set forth in an applicable prospectus supplement relating to such series of debt securities ("indexed notes"). In certain cases, holders of indexed notes may receive a principal amount on the maturity date that is greater than or less than the face amount of the indexed notes, or an interest rate that is greater than or less than the stated interest rate on the indexed notes, or both, depending upon the structure of the indexed note and the relative value on the maturity date or at the relevant interest payment date, as the case may be, of the specified indexed item. However, the amount of interest or principal payable with respect to an indexed note will not be less than zero. Information as to the method for determining the principal amount payable on the maturity date, the manner of determining the interest rate, certain historical information with respect to the specified indexed item and tax considerations associated with an investment in indexed notes will be set forth in the applicable prospectus supplement.

        An investment in indexed notes may be much riskier than a similar investment in conventional fixed-rate debt securities. If the interest rate of an indexed note is indexed, it may result in an interest rate that is less than that payable on conventional fixed-rate debt securities issued by us at the same time, including the possibility that no interest will be paid. If the principal amount of an indexed note is indexed, the principal amount payable at maturity may be less than the original purchase price of such indexed note, including the possibility that no principal will be paid, resulting in an entire loss of investment. Additionally, if the formula used to determine the principal amount or interest payable with respect to such indexed notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, stock or interest rate index may be increased. We refer you to "Foreign Currency Risks."

Dual Currency Notes

        Dual currency debt securities, which we refer to as dual currency notes, are any series of debt securities as to which we have a one-time option, exercisable on a specified date in whole, but not in part, with respect to all dual currency notes issued on the same day and having the same terms, of making all payments of principal, premium, if any, and interest after the exercise of such option, whether at maturity or otherwise (which payments would otherwise be made in the face amount currency of such series of debt securities specified in the applicable prospectus supplement), in the optional payment currency specified in the applicable prospectus supplement. The terms of the dual currency notes together with information as to the relative value of the face amount currency compared to the optional payment currency and as to tax considerations associated with an investment in dual currency notes will also be set forth in the applicable prospectus supplement.

        If we elect on any option election date specified in the applicable prospectus supplement to pay in the optional payment currency instead of the face amount currency, payments of interest, premium, if any, and principal made after such option election date may be worth less, at the then current exchange rate, than if we had made such payments in the face amount currency. We refer you to "Foreign Currency Risks."

Renewable Notes

        The relevant issuer may also issue from time to time variable rate renewable debt securities, which we refer to as renewable notes, which will mature on an interest payment date specified in the applicable prospectus supplement unless the maturity of all or a portion of the principal amount of the renewable notes is extended in accordance with the procedures set forth in the applicable prospectus supplement.

Short-Term Notes

        The relevant issuer may offer from time to time series of debt securities with maturities of less than one year, which we refer to as short-term notes. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term notes that are floating rate notes (other than Treasury rate notes) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term notes that are Treasury rate notes will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Extension of Maturity

        The applicable prospectus supplement will indicate whether the relevant issuer has the option to extend the maturity of a series of debt securities (other than an amortizing note) for one or more periods up to but not beyond the final maturity date set forth in the applicable prospectus supplement. If the relevant issuer has that option with respect to any series of debt securities (other than an amortizing note), we will describe the procedures in the applicable prospectus supplement.

Amortizing Notes

        Amortizing debt securities, which we refer to as amortizing notes, are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. The relevant issuer will provide further information on the additional terms and conditions of any issue of amortizing notes in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing note will be included in the applicable prospectus supplement and set forth on the amortizing notes.

Original Issue Discount Notes

        The relevant issuer may offer series of debt securities, which we refer to as original issue discount notes, from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount note and par is referred to herein as the "discount." In the event of redemption, repayment or acceleration of maturity of an original issue discount note, the amount payable to the holder of an original issue discount note will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount note (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount note accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

        Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount note, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount note and an assumption that the maturity of such original issue discount note will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount note is shorter than the compounding period for such original issue discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended.

        Certain original issue discount notes may not be treated as having original issue discount for federal income tax purposes, and debt securities other than original issue discount notes may be treated as issued with original issue discount for U.S. federal income tax purposes. We refer you to "Taxation—United States Taxation."

Redemption at the Option of the Relevant Issuer

        Unless otherwise provided in the applicable prospectus supplement, the relevant issuer cannot redeem debt securities prior to maturity. The relevant issuer may redeem a series of debt securities at its option prior to the maturity date only if an initial redemption date is specified in the applicable prospectus supplement. If so specified, the relevant issuer can redeem the debt securities of such series at its option on any date on and after the applicable initial redemption date in whole or from time to time in part in increments of $2,000 or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be at least $2,000 or such other minimum denomination), at the applicable redemption price, together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the applicable indenture. By redemption price for a debt security of a series, we mean an amount equal to the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the annual redemption percentage reduction specified in the applicable prospectus supplement, if any) multiplied by the unpaid principal amount of the debt security to be redeemed. The initial redemption percentage, if any, applicable to a series of debt securities may decline on each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed. The redemption price of original issue discount notes is described above under "—Original Issue Discount Notes."

        Debt securities denominated in a foreign currency may be subject to different restrictions on redemption. We refer you to "Special Provisions Relating to Debt Securities or Contingent Convertible Securities Denominated in a Foreign Currency—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption."

Repayment at the Option of the Holders; Repurchase

        Holders may require the relevant issuer to repay a series of debt securities prior to maturity only if one or more optional repayment dates are specified in the applicable prospectus supplement. If so specified, the relevant issuer will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination specified in the applicable prospectus supplement), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. A holder who wants the relevant issuer to repay a debt security prior to maturity must deliver the debt security, together with the form "Option to Elect Repayment" properly completed, to the trustee at its corporate trust office (or any other address that the relevant issuer specifies in the applicable prospectus supplement or notifies holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of a repayment option by the holder will be irrevocable. The repayment price of original issue discount notes is described above under "—Original Issue Discount Notes." Notwithstanding the foregoing, the relevant issuer will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to repurchase a series of debt securities.

        Only the depositary may exercise the repayment option in respect of global securities representing book-entry debt securities. Accordingly, beneficial owners of global securities that desire to have all or any portion of book-entry debt securities represented by global securities repaid must direct the participant of the depositary through which they own their interest to direct the depositary to exercise the repayment option on their behalf by delivering the related global security and duly completed election form to the trustee as aforesaid. In order to ensure that the global security and election form are received by the trustee on a particular day, the applicable beneficial owner must so direct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners should consult the participants through which they own their interest for the respective deadlines of those participants. All instructions given to participants from beneficial owners of global securities relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given by a beneficial owner, the beneficial owner must cause the participant through which it owns its interest to transfer that beneficial owner's interest in the global security or securities representing the related book-entry debt securities, on the depositary's records, to the trustee. We refer you to "—Book-Entry System."

        Debt securities denominated in a foreign currency may be subject to different restrictions on repayment. We refer you to "Special Provisions Relating to Debt Securities or Contingent Convertible Securities Denominated in a Foreign Currency—Minimum Denominations, Restrictions on Maturities, Repayment and Redemption."

        The relevant issuer may at any time purchase debt securities at any price in the open market or otherwise. Such debt securities purchased by the relevant issuer may, at its discretion, be held, resold or surrendered to the trustee for cancellation.

Tax Redemption

        If specifically provided by the applicable prospectus supplement, the relevant issuer may redeem a series of debt securities at its option at any time, in whole but not in part, on giving not less than 30 nor more than 60 days' notice, at the principal amount of such series of debt securities being redeemed, together with accrued interest to the date of redemption, if it has or will become obligated to pay additional interest on such series of debt securities as described under "—Payment of Additional Amounts" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland, the United States or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by the relevant issuer taking reasonable measures available to it, provided that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which it would be obliged to pay such additional interest were a payment in respect of the debt securities of such series then due. Prior to the giving of any notice of redemption pursuant to this paragraph, the relevant issuer will deliver to the trustee a certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that the relevant issuer has or will become obligated to pay such additional interest as a result of such change or amendment.

Payment of Additional Amounts

        If specifically provided by the applicable prospectus supplement, the relevant issuer will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of debt securities that is a non-U.S. holder (which we define under the heading "Taxation—United States Taxation") as may be necessary so that every net payment on such series of debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Switzerland, the United States or Guernsey, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of debt securities to be then due and payable.

  Switzerland

        If the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a branch outside Switzerland and the net proceeds from the issue of the debt securities are used outside Switzerland, all payments of principal and interest in respect of the debt securities shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the relevant issuer shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by the relevant issuer to any such holder for or on account of:

  (i)
  any such taxes, duties, assessments or other governmental charges imposed in respect of such debt security by reason of the holder having some connection with Switzerland other than the mere holding of the debt security;

  (ii)
  any such taxes, duties, assessments or other governmental charges imposed in respect of any debt security presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days;

  (iii)
  any such taxes, duties, assessments or other governmental charges where such withholding or deduction is imposed on a payment to an individual and is (A) required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive, (B) required to be made pursuant to the Agreement between the European Community and the Confederation of Switzerland dated as of 26th October 2004 (the "Swiss Savings Tax Agreement") providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, the Swiss Savings Tax Agreement, (C) required to be made pursuant to agreements between Guernsey and the EU Member States dated 19th November 2004 (the "Guernsey Savings Tax Agreement") providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such Guernsey Savings Tax Agreements, or (D) required to be made pursuant to any agreements between the European Community and other countries or territories providing for measures equivalent to those laid down in the EU Savings Tax Directive or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements; or

  (iv)
  any tax required to be withheld or deducted from a payment pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down (i) in the EU Savings Tax Directive or (ii) in the draft legislation proposed by the Swiss Federal Council on August 24, 2011, including the principle to have a person other than the relevant issuer withhold or deduct tax; or

  (v)
  any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant debt security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

  (vi)
  any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant debt security where, if the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through its Zurich head office, such withholding or deduction is required by the Swiss Federal Withholding Tax Code of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965); or

  (vii)
  any combination of two or more items (i) through (vi) above.

        "Relevant Date" as used herein means whichever is the later of (x) the date on which such payment first becomes due and (y) if the full amount payable has not been received by the trustee on or prior to such date, the date on which the full amount having been so received, notice to that effect shall have been given to the holders.

  United States

        If the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through a U.S. branch, it will not be required to make any such payment of additional amounts for or on account of:

  •
  any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

  •
  any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

  •
  any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of debt securities;

  •
  any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

  •
  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of debt securities if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner of the debt securities (or any financial institution through which the holder or beneficial owner holds the debt securities or through which payment on the debt security is made) to enter into or to comply with any applicable certification, documentation, information or other reporting requirement or agreement concerning United States accounts maintained by the holder or beneficial owner (or any such financial institution), including by reason of holding the debt securities, or concerning United States ownership of the holder or beneficial owner (or any such financial institution), or any substantially similar requirement or agreement, if entering into or complying with such requirement or agreement is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge imposed on a holder of such series of debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of the relevant issuer's stock or that is a controlled foreign corporation related to the relevant issuer through stock ownership; or

  •
  as discussed in "Taxation—European Union Directive on Taxation of Certain Interest Payments," any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 (including Directive 2003/48/EC adopted by the Council of the European Union on June 3, 2003), or any law implementing or complying with, or introduced in order to conform to, such directive;

nor will such additional amounts be paid with respect to a payment on such series of debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of debt securities.

  Guernsey

        If the relevant issuer is Credit Suisse Group or Credit Suisse, in either case, acting through its Guernsey branch, no such additional amounts will be payable:

  •
  to the extent the withholding or deduction is imposed or levied because the holder of the debt security has some connection with the relevant jurisdiction other than merely being a holder of the debt security;

  •
  to the extent the withholding or deduction is imposed or levied because the holder (or beneficial owner) of the debt security has not made a declaration of non-residence or other claim for exemption, if such holder is able to avoid such deduction or withholding by making such a declaration or claim;

  •
  more than 30 days after the date on which the related payments on the debt security becomes due, except to the extent that the holder of the debt security would have been entitled to such additional amounts on the thirtieth such day; or

  •
  to a holder who would have been able to avoid such withholding or deduction by receiving such payment through another paying agent in a member state of the European Union.

Subordination

        If Credit Suisse issues subordinated debt securities that qualify as tier 1 or tier 2 capital or other capital for regulatory purposes, the subordination provisions may vary from those described below as set forth in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, when the term "senior indebtedness" is used in the context of the subordinated debt securities, it means, with respect to an issuer:

  •
  any money such entity has borrowed, including any senior debt securities issued under the relevant senior indenture;

  •
  any money borrowed by someone else where such entity has assumed or guaranteed the obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on such entity's behalf; and

  •
  indebtedness that such entity has incurred or assumed in connection with the acquisition of any property.

        Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities or any money owed to an entity's subsidiaries.

        The subordinated indentures provide that the relevant issuer cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities;

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

if

  •
  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by such entity; or

  •
  such entity has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

        If the relevant issuer is liquidated, the holders of the senior indebtedness will be entitled to receive payment in full in cash for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of such entity's assets. As a result, holders of subordinated debt securities may receive a smaller proportion of such entity's assets in liquidation than holders of senior indebtedness. In such a situation, holders of the subordinated debt securities could lose all or part of their investment.

        Even if the subordination provisions prevent the relevant issuer from making any payment when due on the subordinated debt securities, the relevant issuer will be in default on its obligations under the applicable subordinated indenture if it does not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against the relevant issuer, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from the relevant issuer or any holder of subordinated debt securities.

        There is no restriction on the amount of further debt securities that the relevant issuer may issue or guarantee which rank senior to or pari passu with the subordinated debt securities. The issue of any such further debt securities may reduce the amount that may be recovered by holders of subordinated debt securities in the event that the relevant issuer is wound up and/or may limit the ability of the relevant issuer to meet its obligations under the subordinated debt securities.

Consolidation, Merger or Sale

        The relevant issuer will agree in the applicable indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person unless:

  •
  it is the continuing person; or

  •
  the successor expressly assumes by supplemental indenture its obligations under such indenture.

        In either case, the relevant issuer will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.

        Credit Suisse or Credit Suisse Group may issue debt securities directly or through one or more branches and Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.

Modification of the Indentures

        In general, rights and obligations of the relevant issuer and the holders under each applicable indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

  •
  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

  •
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;

  •
  waive any payment default; or

  •
  make any change to the amendment provisions of the applicable indenture.

        However, other than in the circumstances mentioned above, if the relevant issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

        In particular, if the relevant issuer and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future debt securities to be issued under an applicable indenture.

Covenants

        The relevant issuer may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Events of Default

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

  •
  a default in payment of the principal or any premium on any debt security of that series when due;

  •
  a default in payment of interest when due on any debt security of that series for 30 days;

  •
  a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or

  •
  certain events of bankruptcy, insolvency or reorganization of the relevant issuer.

        Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.

        Unless otherwise specified in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:

  •
  the entire principal of the debt securities of such series; or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, if the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the applicable indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.

        After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Defeasance

        The term defeasance means discharge from some or all of the obligations under the applicable indenture. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at the relevant issuer's option:

  •
  the relevant issuer will be discharged from their respective obligations with respect to the debt securities of such series; or

  •
  the relevant issuer will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

        The relevant issuer must deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. In the case of a complete discharge, the relevant issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect received from or published by the U.S. Internal Revenue Service if the relevant issuer is discharged from its obligations with respect to the debt securities.

Information Concerning the Trustee for the Debt Securities

        The Bank of New York Mellon, formerly known as The Bank of New York (as successor to JPMorgan Chase Bank, N.A., in the case of senior and subordinated indentures with Credit Suisse Group), with its corporate trust office at 101 Barclay Street, Floor 8W, New York, New York 10286, will be the trustee for the debt securities. The trustee will be required to perform only those duties that are specifically set forth in the applicable indenture, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

        The Bank of New York Mellon, formerly known as The Bank of New York, has loaned money to Credit Suisse Group and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries' and affiliates' indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

Governing Law

        The debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for, in the case of subordinated debt securities issued by Credit Suisse Group or Credit Suisse, the subordination provisions thereof, which will be governed by Swiss law.

 DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

        This section describes the general terms that will apply to any contingent convertible securities that may be offered pursuant to this prospectus by either or both of the finance subsidiaries. In this section of the prospectus, the term "relevant issuer" refers, individually or severally, as applicable, to Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited, as set forth in the applicable prospectus supplement. The specific terms of the offered contingent convertible securities, and the extent to which the general terms described in this section apply to the contingent convertible securities, will be described in the applicable prospectus supplement at the time of the offer.

General

        As used in this prospectus, "contingent convertible securities" means the senior or subordinated guaranteed exchangeable or convertible debt securities convertible into shares or, at the relevant issuer's option, American depositary shares of Credit Suisse Group that the relevant finance subsidiary issues and that Credit Suisse Group fully and unconditionally guarantees on a senior or subordinated basis (as described below under "—Credit Suisse Group Guarantees") and, in each case, the trustee authenticates and delivers under the applicable indenture.

        Contingent convertible securities will be issued in one or more series under the applicable indenture and any supplements thereto among the relevant finance subsidiary, Credit Suisse Group and HSBC Bank USA, N.A., as trustee. In this section, we sometimes refer to these indentures collectively as the "contingent convertible indentures." Each contingent convertible indenture is governed by English law, except that the provisions relating to the status and degree of subordination of the contingent convertible securities and the guarantee are governed by, and shall be construed in accordance with, the laws of the Island of Guernsey, in the case of the finance subsidiaries, and the laws of Switzerland, in the case of Credit Suisse Group and except that with respect to those provisions of the Trust Indenture Act that are included or deemed to be included in the applicable contingent convertible indenture or that are deemed by the Trust Indenture Act to be part of and to govern the applicable contingent convertible indenture, the Trust Indenture Act shall govern.

        This section of the prospectus briefly outlines the provisions of the contingent convertible indentures related to the contingent convertible securities. Additional terms of the applicable contingent convertible indentures, including any supplements thereto, may be outlined in a supplement to this prospectus. The terms of the contingent convertible indentures will include both those stated in the applicable contingent convertible indenture and those made part of the applicable contingent convertible indenture by the Trust Indenture Act. Each contingent convertible indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the applicable contingent convertible indenture for provisions that may be important to you.

        The contingent convertible indentures do not contain any covenants or other provisions designed to protect holders of the contingent convertible securities against a reduction in the creditworthiness of Credit Suisse Group or the relevant finance subsidiary in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the contingent convertible securities, including a change in control of Credit Suisse Group or the relevant finance subsidiary.

        Credit Suisse Group is a holding company and depends upon the earnings and cash flow of its subsidiaries to meet its obligations under the guarantees. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Credit Suisse Group's right to receive payment from the assets of that subsidiary, payments to holders under the guarantees, if any, will be effectively subordinated to creditors of Credit Suisse Group's subsidiaries. In addition, there are various legal and regulatory requirements, including the satisfaction of a solvency test under Guernsey law, applicable to some of Credit Suisse Group's subsidiaries that limit their ability to pay dividends and distributions and make loans and advances to Credit Suisse Group.

Issuances in Series

        The contingent convertible indentures do not limit the amount of debt that may be issued. The contingent convertible securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all contingent convertible securities of any one series need be issued at the same time and, unless otherwise provided, any series may be reopened for issuances of additional contingent convertible securities of that series. The contingent convertible securities will not be secured by any property or assets of the finance subsidiaries or Credit Suisse Group.

        The terms of any authorized series of contingent convertible securities will be described in a prospectus supplement. These terms may include:

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  whether the contingent convertible securities will be issued by Credit Suisse Group (Guernsey) I Limited or Credit Suisse Group (Guernsey) III Limited;

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  the designation of the contingent convertible securities of a series, which shall distinguish the contingent convertible securities of that series from the contingent convertible securities of all other series;

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  under what conditions, if any, Credit Suisse Group may be substituted as the issuer of the contingent convertible securities of the series;

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  any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

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  the place or places where principal of, and any interest on, the contingent convertible securities shall be payable, where the contingent convertible securities may be surrendered for exchange or conversion, if applicable, and where notices, demands to or upon the relevant issuer in respect of the contingent convertible securities may be served and notice to holders may be published;

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  the terms on which holders of the contingent convertible securities may or are required to convert or exchange these securities into or for shares or, at the relevant issuer's option, American depositary shares, of Credit Suisse Group and any specific terms relating to the conversion or exchange feature;

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  whether the contingent convertible securities qualify as tier 1 capital or tier 2 capital;

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  the total principal amount of the contingent convertible securities;

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  the date or dates on which principal will be payable and whether the contingent convertible securities will be payable on demand by the holders on any date;

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  whether the contingent convertible securities of the series or any portion thereof will be issuable as registered securities (and if so, whether such contingent convertible securities will be issuable as registered global securities) or unregistered securities (with or without coupons), or any combination of the following, any restrictions applicable to the offer, sale or delivery of unregistered securities or the payment of interest thereon and, if other than as provided herein, the terms upon which unregistered securities may be exchanged for registered securities of such series and vice versa;

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  whether and under what circumstances the relevant issuer will pay additional amounts on the contingent convertible securities in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the relevant issuer will have the option to redeem such contingent convertible securities rather than pay such additional amounts;

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  if the contingent convertible securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary contingent convertible security of such series);

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  the subordination provisions, if any, applicable to the contingent convertible securities;

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  the subordination provisions, if any, applicable to the guarantees of the contingent convertible securities;

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  the manner in which payments of principal, premium or interest will be calculated and whether any contingent convertible security bears a fixed rate of interest or bears a floating rate of interest, including whether any contingent convertible security is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described below);

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  provisions, if any, for the defeasance of the contingent convertible securities;

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  the interest payment dates;

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  any applicable events of default, whether of the relevant issuer or Credit Suisse Group as guarantor, and whether related to senior or subordinated contingent convertible securities, including acceleration provisions and covenant defaults;

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  any covenants applicable to the series;

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  whether any sinking fund is required;

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  whether and under what circumstances the contingent convertible securities of a series will be issued as original issue discount securities, and if other than the principal amount, the portion of the principal amount of contingent convertible securities of a series which shall be payable upon declaration of acceleration of the maturity thereof;

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  optional or mandatory redemption terms;

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  authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

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  the currency in which the contingent convertible securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

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  whether the contingent convertible securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

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  information describing any book-entry features;

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  the terms of redemption and repurchase, if any;

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  selling restrictions applicable to any series of contingent convertible securities, if any;

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series; and

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  any other terms consistent with the above.

        The prospectus supplement relating to any series of contingent convertible securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Interest and Interest Rates

        Each series of contingent convertible securities that bears interest will bear interest from its date of issue or from the most recent date to which interest on that series of contingent convertible securities has been paid or duly provided for, at the fixed or floating rate specified in the series of contingent convertible securities, until the principal amount has been paid or made available for payment or the contingent convertible securities have been cancelled. Interest will be payable on each interest payment date and at maturity or on redemption, repurchase, conversion or exchange, if any.

Unless otherwise provided in the applicable prospectus supplement, in the event that the maturity date of any series of contingent convertible securities is not a business day, principal and interest payable at maturity will be paid on the next succeeding business day with the same effect as if that following business day were the date on which the payment were due, and the relevant issuer will not pay any additional interest as a result of the delay in payment except as otherwise provided in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, interest payments in respect of a series of contingent convertible securities will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable series of contingent convertible securities) to but excluding the related interest payment date, maturity date or redemption or repurchase date, if any, as the case may be.

        Interest will be payable to the person in whose name a contingent convertible security is registered at the close of business on the regular record date next preceding the related interest payment date, except that:

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  if the relevant issuer fails to pay the interest due on an interest payment date, the defaulted interest will be paid to the person in whose name the contingent convertible security is registered at the close of business on the record date the relevant issuer will establish for the payment of defaulted interest; and

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  interest payable at maturity, redemption or repurchase will be payable to the person to whom principal shall be payable.

        The first payment of interest on any contingent convertible securities originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner on such next succeeding regular record date.

        The prospectus supplement relating to the issuance of a particular series of contingent convertible securities may also provide that the interest rate for such series will be automatically reset after any one or more reset dates specified therein.

  Fixed Rate Notes

        Each fixed rate contingent convertible security, which is referred to as a contingent convertible fixed rate note, will bear interest at the annual rate specified in the applicable prospectus supplement. The interest payment dates for contingent convertible fixed rate notes will be specified in the applicable prospectus supplement and, unless specified in the applicable prospectus supplement, the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date. Unless otherwise specified in the applicable prospectus supplement, interest on contingent convertible fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date for any payment on any contingent convertible fixed rate note is not a business day, payment of interest, premium, if any, or principal otherwise payable on such contingent convertible fixed rate note will be made on the next succeeding business day. The relevant issuer will not pay any additional interest as a result of the delay in payment.

  Floating Rate Notes

        Unless otherwise specified in an applicable prospectus supplement, each floating rate contingent convertible security, which is referred to as a contingent convertible floating rate note, will be issued as described below. Each applicable prospectus supplement will specify certain terms with respect to which such contingent convertible floating rate note is being delivered, including:

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  whether the contingent convertible floating rate note is a regular contingent convertible floating rate note, an inverse contingent convertible floating rate note or a contingent convertible floating rate/contingent convertible fixed rate note (if not specified, the contingent convertible floating rate note will be a regular contingent convertible floating rate note);

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  the interest rate basis or bases;

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  initial interest rate;

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  interest reset dates;

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  interest reset period;

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  interest payment dates;

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  index maturity, if any;

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  maximum interest rate and minimum interest rate, if any;

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  the spread and/or spread multiplier, if any; and

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  if one or more of the specified interest rate bases is LIBOR, the index currency, if any.

        Unless otherwise specified in the applicable prospectus supplement, each regular record date for a contingent convertible floating rate note will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date.

        The interest rate borne by the contingent convertible floating rate notes will be determined as follows:

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  Unless a contingent convertible floating rate note is a contingent convertible floating rate/contingent convertible fixed rate note or an inverse contingent convertible floating rate note, the contingent convertible floating rate note will be a regular contingent convertible floating rate note and, except as described below or in an applicable prospectus supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such regular contingent convertible floating rate note will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        If a contingent convertible floating rate note is a contingent convertible floating rate/contingent convertible fixed rate note, then, except as described below or in an applicable prospectus supplement, the contingent convertible floating rate/contingent convertible fixed rate note will initially bear interest at the rate determined by reference to the applicable interest rate basis or bases:

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Commencing on the initial interest reset date, the rate at which interest on the contingent convertible floating rate/contingent convertible fixed rate note will be payable shall be reset as of each interest reset date, except that:

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  the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate; and

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  the interest rate in effect commencing on, and including, the fixed rate commencement date (as specified in the applicable prospectus supplement) to the maturity date will be the fixed interest rate specified in the applicable prospectus supplement, or if no fixed interest rate is so specified and the contingent convertible floating rate/contingent convertible fixed rate note is still outstanding on the fixed rate commencement date, the interest rate in effect on the contingent convertible floating rate/contingent convertible fixed rate note on the day immediately preceding the fixed rate commencement date.

        If a contingent convertible floating rate note is an inverse contingent convertible floating rate note, then, except as described below or in an applicable prospectus supplement, the inverse contingent convertible floating rate note will bear interest equal to the fixed interest rate specified in the applicable prospectus supplement:

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  minus the rate determined by reference to the interest rate basis or bases;

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  plus or minus the applicable spread, if any; and/or

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  multiplied by the applicable spread multiplier, if any.

        Unless otherwise specified in the applicable prospectus supplement, the interest rate on an inverse contingent convertible floating rate note will not be less than zero. Commencing on the initial interest reset date, the rate at which interest on such inverse contingent convertible floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

        Unless otherwise provided in the applicable prospectus supplement, each interest rate basis will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

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  if such day is an interest reset date, the interest rate as determined on the interest determination date immediately preceding such interest reset date; or

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  if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date.

        The "spread" is the number of basis points to be added to, or subtracted from, the related interest rate basis or bases applicable to a contingent convertible floating rate note. The "spread multiplier" is the percentage of the related interest rate basis or bases applicable to a contingent convertible floating rate note by which such interest rate basis or bases will be multiplied to determine the applicable interest rate on such contingent convertible floating rate note. The "index maturity" is the period to maturity of the instrument or obligation with respect to which the interest rate basis or bases will be calculated. The "index currency" means the currency (including currency units and composite currencies) specified in the applicable prospectus supplement as the currency with respect to which LIBOR will be calculated. If no currency is specified in the applicable prospectus supplement, the index currency will be U.S. dollars.

        Each applicable prospectus supplement will specify whether the rate of interest on the related contingent convertible floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified interest reset period and the dates on which such interest rate will be reset.

        The term "business day" means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York or in the City of Zurich, or in the Island of Guernsey.

        Unless otherwise specified in the applicable prospectus supplement, if any interest payment date for any contingent convertible floating rate note (other than the maturity date, but including any redemption date or repurchase date) would otherwise be a day that is not a business day, that interest payment date or redemption date or repurchase date will be the next succeeding day that is a business day and interest shall accrue to, and be payable on, such following business day, except that if a contingent convertible floating rate note is a LIBOR note and if the next business day falls in the next succeeding calendar month, the interest payment date or redemption date or repurchase date will be the immediately preceding business day and interest shall accrue to, and be payable on, such preceding business day. If the maturity date of a contingent convertible floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, and no additional interest will be paid for the period from and after the maturity date.

        All percentages resulting from any calculation on contingent convertible floating rate notes will be to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        Unless otherwise provided for in the applicable prospectus supplement, HSBC Bank USA, N.A. will be the calculation agent and for each interest reset date will determine the interest rate with respect to any contingent convertible floating rate note as described below. The calculation agent will notify the relevant issuer, the paying agent and the trustee of each determination of the interest rate applicable to a contingent convertible floating rate note promptly after such determination is made. The calculation agent will, upon the request of the holder of any contingent convertible floating rate note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made with respect to the most recent interest determination date relating to such contingent convertible floating rate note. Unless otherwise specified in the applicable prospectus supplement, the "calculation date," where applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after that interest determination date or, if such day is not a business day, the next succeeding business day or (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

Redemption, Substitution, Variation, Repurchase and Conversion

  Redemption at the Option of the Issuer

        If so provided in the accompanying prospectus supplement, and subject, in certain instances, to the prior approval of Credit Suisse Group's primary regulator in Switzerland, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, the relevant issuer may redeem the contingent convertible securities of any series in whole or from time to time in part prior to maturity on notice given at least 30 calendar days and not more than 60 calendar days prior to the date fixed for redemption upon the terms and subject to the conditions set forth in the accompanying prospectus supplement. The notice of redemption of contingent convertible securities of any series to be redeemed at the option of the relevant issuer shall be given by the relevant issuer or, at the relevant issuer's or Credit Suisse Group's request, by the trustee in the name and at the expense of the relevant issuer or Credit Suisse Group; provided, however, that the relevant issuer or Credit Suisse Group shall have delivered to the trustee, at least 45 calendar days prior to the date of redemption (or such shorter period as may be acceptable to the trustee), an officers' certificate requesting that the trustee give such notice and setting forth the information to be stated in such notice. If notice of redemption has been given as provided herein, the contingent convertible securities or portions of contingent convertible securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption. By applicable redemption price, we mean the price specified in the redemption notice as calculated pursuant to the accompanying prospectus supplement.

  Redemption upon the Occurrence of Certain Events

        Unless otherwise provided in the accompanying prospectus supplement, and subject, in certain instances, to the prior approval of FINMA, upon the occurrence of certain triggering events specified in the accompanying prospectus supplement (which may include, but shall not be limited to, regulatory events, takeover events, taxation events or capital events), the relevant issuer may, in accordance with the provisions of the accompanying prospectus supplement, redeem all, but not some only, of the contingent convertible securities of any series, together with any accrued but unpaid interest to (but excluding) the relevant redemption date.

        Notwithstanding anything herein to the contrary, the relevant issuer may not give notice of redemption in cash of the contingent convertible securities of any series if mandatory conversion of the contingent convertible securities of such series has been triggered as described in the applicable prospectus supplement.

        If so provided by the accompanying prospectus supplement, the relevant issuer may redeem all, but not some only, of the contingent convertible securities of a series at its option at any time on giving not less than 30 calendar days nor more than 60 calendar days notice, at the redemption price set forth in the accompanying prospectus supplement, together with accrued interest to (but excluding) the relevant redemption date, if it has or will (or Credit Suisse Group would, if required to pay under the guarantee) become obligated to pay additional amounts on such series of contingent convertible securities, as described in the accompanying prospectus supplement, as a result of certain changes in, or amendments to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or Guernsey.

  Repurchase at the Option of the Holders

        Unless otherwise provided in the accompanying prospectus supplement, holders of the contingent convertible securities may not require the relevant issuer to repurchase a series of contingent convertible securities prior to maturity.

        Subject to the prior approval of FINMA, the relevant issuer or Credit Suisse Group (or any subsidiary of Credit Suisse Group) may at any time purchase or procure others to purchase beneficially for its account contingent convertible securities in any manner and at any price.

  Substitution or Variation of Terms

        Subject, in certain circumstances, to the prior approval of FINMA, upon the occurrence of certain triggering events (which may include, but shall not be limited to, regulatory events, takeover events, tax events and capital events) and in accordance with the provisions specified in the accompanying prospectus supplement, the relevant issuer may, without any requirement for the consent or approval of the holders of the contingent convertible securities or the trustee, either substitute all, but not some only, of the contingent convertible securities of a series for another series of contingent convertible securities, or vary the terms of all, but not some only, of the contingent convertible securities, in order to meet or continue to meet certain regulatory requirements; provided that the right of any holder of contingent convertible securities to receive payment of the principal of, and interest on, any contingent convertible security on or after the respective due dates for such payment, or the right of any holder to institute suit for the enforcement of any such payment on or after such respective dates, or certain other rights of a holder as described in the applicable prospectus supplement shall not be impaired or affected without the consent of such holder. In connection with any substitution or variation, the relevant issuer shall comply with the rules of any stock exchange, if any, on which the contingent convertible securities are for the time being listed or admitted to trading.

        The notice of substitution or variation of contingent convertible securities of any series to be substituted or varied at the option of the relevant issuer shall be given by the relevant issuer or, at the relevant issuer's or Credit Suisse Group's request, by the trustee in the name and at the expense of the relevant issuer or Credit Suisse Group by mailing notice of such substitution or variation to holders of contingent convertible securities at least 30 calendar days and not more than 60 calendar days prior to the date fixed for such substitution or variation; provided, however, that the relevant issuer or Credit Suisse Group shall have delivered to the trustee, at least 45 calendar days prior to the date of substitution or variation (or such shorter period as may be acceptable to the trustee), an officers' certificate requesting that the trustee give such notice and setting forth the information to be stated in such notice.

  Substitution of the Issuer

        Substitution at the Option of the Issuer.    The relevant issuer may at any time, without the consent of the holders or the trustee, and on the terms and subject to the conditions, if any, set forth in the accompanying prospectus supplement, substitute Credit Suisse Group for itself as principal obligor under the contingent convertible securities of a series, provided that no payment in respect of the contingent convertible securities of such series is at the relevant time overdue. In order to give effect to such substitution, the relevant issuer shall give no more than 30 calendar days nor less than 10 calendar days notice of the substitution date to the trustee and the holders of such contingent convertible securities. With effect from the substitution date, Credit Suisse Group will, without the need for the amendment of existing, or the entry into of additional, documentation, be substituted as, and assume all of the obligations of the relevant issuer as, principal obligor under the contingent convertible securities of such series.

        Substitution upon a Reorganization.    In the event of a reorganization or similar proceeding involving the interposition of a limited liability company between the shareholders of Credit Suisse Group immediately prior to such reorganization, and Credit Suisse Group, as set forth in the accompanying prospectus supplement, without the consent of holders or the trustee, the relevant issuer shall, and shall cause Credit Suisse Group to, enter into such agreements and arrangements and make such amendments to the terms of the contingent convertible securities and the guarantee as are necessary to ensure that following such reorganization or similar proceeding, the contingent convertible securities shall be convertible into ordinary shares of the newly formed company as provided in the accompanying prospectus supplement. Upon the occurrence of such a reorganization or similar proceeding, the other obligations of the relevant issuer under the contingent convertible securities and/or Credit Suisse Group under the guarantee shall be unaffected.

  Conversion

        Upon the occurrence of certain triggering events specified in the accompanying prospectus supplement (which may include, but shall not be limited to, certain regulatory events or certain capital events), at any time while the contingent convertible securities are outstanding, the contingent convertible securities of a series shall, upon the terms and subject to the conditions set forth in the accompanying prospectus supplement, be redeemed in whole, but not in part, and settled by the delivery of new fully paid shares or American depositary shares, as specified in the accompanying prospectus supplement, to a reputable independent financial institution, trust company or similar entity to be appointed by the relevant issuer, referred to in this prospectus as the "settlement shares depository," on behalf of the holders on the date specified therefor in the accompanying prospectus supplement. Receipt by the settlement shares depository of the shares or, if so provided in the accompanying prospectus supplement, American depositary shares, shall be a good and complete discharge of the relevant issuer's obligations in respect of the contingent convertible securities and those of Credit Suisse Group under the guarantee.

        Following the occurrence of a triggering event but prior to the delivery of shares or American depositary shares (as applicable) to the settlement shares depository, holders shall have recourse only to the relevant issuer or, in accordance with, and under the provisions of, the guarantee, to Credit Suisse Group, for the issue and delivery of shares or American depositary shares (as applicable) to the settlement shares depository. After such delivery to the settlement shares depository, holders shall have recourse only to the settlement shares depository for the delivery to them of such shares or American depositary shares, as applicable.

        Upon conversion, the relevant issuer shall, or shall cause Credit Suisse Group to, pay to the holders of the contingent convertible securities any interest accrued up to (but excluding) the date of conversion in respect of the contingent convertible securities.

Credit Suisse Group Guarantees

        Unless otherwise specified in the applicable prospectus supplement, any contingent convertible securities issued by any finance subsidiary will be fully and unconditionally guaranteed by Credit Suisse Group. Whether the guarantees of the contingent convertible securities will be senior or subordinated under the terms of any guarantees will be set forth in the applicable prospectus supplement. If, for any reason, the relevant issuer does not make any required payment of principal, premium, if any, of, and interest, if any, on the contingent convertible securities when due, whether on the normal due date, on acceleration, redemption or otherwise, Credit Suisse Group will cause the payment to be made to, or to the order of, the trustee. The holder of a guaranteed contingent convertible security will be entitled to payment under the guarantee of Credit Suisse Group without taking any action whatsoever against the relevant finance subsidiary. As specified in the applicable prospectus supplement, Credit Suisse Group will fully and unconditionally guarantee the delivery of Credit Suisse Group's shares, or American depositary shares, if applicable, or any monetary claim in respect thereof, in each case according to the terms thereof and of the contingent convertible indenture, the applicable contingent convertible indenture supplement, and the applicable prospectus supplement.

Modification of the Contingent Convertible Indentures; Substitution or Variation of Terms; Substitution of Issuer

        In general, rights and obligations of the relevant finance subsidiary, Credit Suisse Group and the holders under each applicable contingent convertible indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding contingent convertible securities of each series affected by the modification consent to such modification. In addition, the applicable prospectus supplement may provide that the relevant issuer may, subject to certain conditions, at its option, and without the consent or approval of the holders of the contingent convertible securities, either substitute or vary the terms of all (but not some only) of the contingent convertible securities, the related guarantee and the applicable contingent convertible indenture as it considers necessary or desirable in order to meet or continue to meet certain regulatory requirements. Similarly, the applicable prospectus supplement may provide that, in the event that any series of contingent convertible securities is issued by a finance subsidiary, Credit Suisse Group may at any time, subject to certain conditions, at its option and without the consent or approval of the holders of such series of contingent convertible securities, be substituted as the relevant issuer, whereupon the guarantee shall be terminated. However, each contingent convertible indenture provides that (subject to certain limited exceptions), the right of any holder of any contingent convertible security to receive payment of the principal of, and interest on, such contingent convertible security, on or after the respective due dates expressed in such contingent convertible security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

        However, other than in the circumstances mentioned above, if the relevant finance subsidiary, Credit Suisse Group and the trustee agree, the applicable contingent convertible indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder, including if Credit Suisse Group assumes the obligations of the relevant finance subsidiary in connection with a contingent convertible security.

        In particular, if the relevant finance subsidiary, Credit Suisse Group and the trustee agree, the applicable contingent convertible indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on any outstanding and future contingent convertible security issued or to be issued under the applicable contingent convertible indenture.

        Notwithstanding anything in this prospectus to the contrary, in the event that Credit Suisse Group is substituted as the relevant issuer, Swiss law may require that certain mandatory provisions of Swiss law in relation to meetings of holders of contingent convertible securities shall apply and prevail in the case of any conflict with the provisions outlined herein or in the applicable prospectus supplement.

Defeasance

        The term defeasance means discharge from some or all of the obligations under the applicable contingent convertible indenture. If the relevant issuer deposits with the trustee sufficient cash or government securities to pay the principal, interest, premium, if any, and any other sums due to the stated maturity date or a redemption date of the contingent convertible securities of a particular series, then at the relevant issuer's option:

  i.
  the relevant issuer and the guarantor will be discharged from their respective obligations with respect to the contingent convertible securities of such series; or

  ii.
  the relevant issuer and the guarantor will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable contingent convertible indenture and any supplemental contingent convertible indenture with respect to the contingent convertible securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to them.

        In the case of defeasance pursuant to (i) above, the holders of the contingent convertible securities of the affected series will not be entitled to the benefits of the applicable contingent convertible indenture except for registration of transfer and exchange of such contingent convertible securities and replacement of lost, stolen or mutilated contingent convertible securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

        The relevant issuer must deliver to the trustee an officers' certificate and an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the contingent convertible securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of a complete defeasance pursuant to (i) above, the relevant issuer may, in lieu of an opinion of counsel, deliver a ruling to such effect directed to the trustee received from the U.S. Internal Revenue Service if the relevant issuer and the guarantor are discharged from their respective obligations with respect to the contingent convertible securities.

Covenants

        The relevant finance subsidiary or Credit Suisse Group may be subject to additional covenants, including restrictive covenants in respect of a particular series of contingent convertible securities or the related guarantee. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the applicable supplemental contingent convertible indenture relating to that series of contingent convertible securities.

Currency Indemnity

        If payment on the contingent convertible securities is due to be made in a specified currency, which we refer to as the "required currency," any amount received or recovered in a currency other than the required currency by any holder in respect of any sum expressed to be due to it from the relevant issuer or the guarantor, as applicable, shall only constitute a discharge to the relevant issuer or the guarantor, as applicable, to the extent of the required currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that required currency amount is less than the required currency amount expressed to be due to the recipient under any such contingent convertible security, the relevant issuer or the guarantor, as applicable, shall indemnify it against any resulting loss sustained by the recipient. In any event, the relevant issuer, failing whom, the guarantor, shall indemnify the recipient against the cost of making any such purchase. For the purposes of this condition, it will be sufficient for a holder to demonstrate that it would have suffered a loss had an actual purchase been made. These indemnities constitute a separate and independent obligation from the relevant issuer's and the guarantor's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any holder of the contingent convertible securities and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the contingent convertible securities or any other judgment or order.

Information Concerning the Trustee for the Contingent Convertible Securities

        HSBC Bank USA, N.A., with its corporate trust office at 10 East 40th Street, New York, New York 10016, will be the trustee for the contingent convertible securities. The trustee will be required to perform only those duties that are specifically set forth in the applicable contingent convertible indenture, except when certain defaults have occurred and are continuing with respect to the contingent convertible securities. After certain defaults, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the applicable contingent convertible indenture at the request of any holder of contingent convertible securities unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers. The trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Officers' Certificate, Opinion of Counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The relevant issuer is obliged to furnish to the trustee annually a list of the names and addresses of the holders of registered securities.

        HSBC Bank USA, N.A. has provided financial and other services to Credit Suisse Group and certain of its subsidiaries and affiliates in the past and may do so in the future as a part of its regular business.

Governing Law

        The contingent convertible securities and the related contingent convertible indentures and any non-contractual obligations arising out of, or in connection with, them are governed by, and shall be construed in accordance with, the laws of England, save that the provisions relating to the status and degree of subordination of the contingent convertible securities and the related guarantee shall be governed by the laws of the Island of Guernsey in the case of the finance subsidiaries and the laws of Switzerland in the case of Credit Suisse Group, and save that with respect to each of the contingent convertible indentures, such provisions of the Trust Indenture Act as are deemed to be part of and to govern the applicable contingent convertible indenture, shall govern such contingent convertible indenture.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES AND
CONTINGENT CONVERTIBLE SECURITIES

Payment and Transfer

        Unless otherwise provided for in the applicable prospectus supplement, the debt securities and contingent convertible securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the applicable trustee or another agent appointed by the relevant issuer. Unless stated otherwise in a prospectus supplement, and except as described under "—Book-Entry System" below, principal and interest payments will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

        Unless other procedures are described in a prospectus supplement, and except as described under "—Book-Entry System" below, you will be able to transfer registered debt securities or contingent convertible securities, as applicable, at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities or contingent convertible securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities or contingent convertible securities, as applicable, of the same series having the same maturity date, interest rate and other terms as long as the debt securities or contingent convertible securities, as applicable, are issued in authorized denominations.

        Neither the relevant issuer nor the applicable trustee will impose any service charge for any transfer or exchange of a debt security or contingent convertible security. The relevant issuer may, however, ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities or contingent convertible securities.

Book-Entry System

        Debt securities and contingent convertible securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if a depositary is used.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities or contingent convertible securities, as applicable, upon the relevant issuer's instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, the relevant issuer, the guarantor (if applicable) and the applicable trustee will treat the depositary as the sole owner or holder of the debt securities or contingent convertible securities, as applicable, for purposes of the applicable indenture or contingent convertible indenture. Therefore, except as set forth below, you will not be entitled to have debt securities or contingent convertible securities registered in your name or to receive physical delivery of certificates representing the debt securities or contingent convertible securities, as applicable. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the applicable indenture or contingent convertible indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        Unless stated otherwise in an applicable prospectus supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        As long as the debt securities or contingent convertible securities of a series are represented by global securities, the relevant issuer will pay principal of and interest and premium on those securities to, or as directed by, DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream, Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither the relevant issuer nor the applicable trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants. If an issue of debt securities or contingent convertible securities is denominated in a currency other than the U.S. dollar, the relevant issuer will make payments of principal and any interest in the foreign currency in which the debt securities or contingent convertible securities, as applicable, are denominated, or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities or contingent convertible securities is held that it elects, in accordance with, and to the extent permitted by, the applicable supplement and the relevant debt security or contingent convertible security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

        DTC, Clearstream, Luxembourg and Euroclear have, respectively, advised us as follows:

  •
  As to DTC:  DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

  •
  As to Clearstream, Luxembourg:  Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

    Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including U.S. dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

    As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include any underwriters or agents for the debt securities or contingent convertible securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

    Distributions with respect to the debt securities or contingent convertible securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

  •
  As to Euroclear:  Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

    Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or contingent convertible securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

    The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

    The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

    •
    transfers of securities and cash within Euroclear;

    •
    withdrawal of securities and cash from Euroclear; and

    •
    receipt of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

    Distributions with respect to debt securities or contingent convertible securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

        Global certificates generally are not transferable. Physical certificates will be issued to beneficial owners of a global security if:

  •
  the depositary notifies the relevant issuer that it is unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days;

  •
  the relevant issuer decides in its sole discretion (subject to the procedures of the depositary) that it does not want to have the debt securities or contingent convertible securities of the applicable series represented by global certificates; or

  •
  an event of default has occurred with regard to those debt securities or contingent convertible securities, as applicable, and has not been cured or waived.

        If any of the events described in the preceding paragraph occurs, the relevant issuer will issue definitive securities in certificated form in an amount equal to a holder's beneficial interest in the debt securities or contingent convertible securities, as applicable. Unless otherwise specified in the applicable prospectus supplement, definitive securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the debt securities or contingent convertible securities, as applicable.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive payments of principal and interest on their debt securities or contingent convertible securities, as applicable, at the office of the relevant issuer's paying agent maintained in the Borough of Manhattan;

  •
  holders of definitive securities will be able to transfer their debt securities or contingent convertible securities, as applicable, in whole or in part, by surrendering the debt securities for registration of transfer at the office of The Bank of New York Mellon, formerly known as The Bank of New York (as successor to JPMorgan Chase, N.A., in the case of the senior and subordinated indentures with Credit Suisse Group), the trustee under the applicable indenture, and by surrendering the contingent convertible securities for registration of transfer at the office of HSBC Bank USA, N.A., the trustee under the applicable contingent convertible indenture. The relevant issuer will not charge any fee for the registration or transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the registration, transfer or exchange; and

  •
  any moneys the relevant issuer pays to its paying agents for the payment of principal and interest on the debt securities or contingent convertible securities, as applicable, which remain unclaimed at the second anniversary of the date such payment was due will be returned to the relevant issuer, and thereafter holders of definitive securities may look only to the relevant issuer, as general unsecured creditors, for payment, provided, however, that the paying agents must first publish notice in an authorized newspaper that such money remains unclaimed.

Global Clearance and Settlement Procedures

        You will be required to make your initial payment for the debt securities or contingent convertible securities, as applicable, in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System, or any successor thereto. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities or contingent convertible securities, as applicable, in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of debt securities or contingent convertible securities, as applicable, received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities or contingent convertible securities, as applicable, settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of debt securities or contingent convertible securities, as applicable, by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities or contingent convertible securities, as applicable, among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

 SPECIAL PROVISIONS RELATING TO DEBT SECURITIES OR CONTINGENT CONVERTIBLE
SECURITIES DENOMINATED IN A FOREIGN CURRENCY

        Unless otherwise specified in the applicable prospectus supplement, the following additional provisions will apply to debt securities or contingent convertible securities denominated in a foreign currency.

Payment Currency

        Unless otherwise indicated in the applicable prospectus supplement, you will be required to pay for debt securities or contingent convertible securities denominated in a foreign currency in the specified currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies. Therefore, unless otherwise indicated in the applicable prospectus supplement, the exchange rate agent the relevant issuer appoints and identifies in the applicable prospectus supplement will arrange for the conversion of U.S. dollars into the specified currency on behalf of any purchaser of a debt security or contingent convertible security denominated in a foreign currency to enable a prospective purchaser to deliver the specified currency in payment for a debt security or contingent convertible security denominated in a foreign currency. The exchange rate agent must receive a request for any conversion on or prior to the third business day preceding the date of delivery of the debt security or contingent convertible security denominated in a foreign currency. You must pay all costs of currency exchange.

        Unless otherwise specified in the applicable prospectus supplement or unless the holder of a debt security or contingent convertible security denominated in a foreign currency elects to receive payments in the specified currency, payments made by the relevant issuer of principal of, premium, if any, and interest, if any, on a debt security or contingent convertible security denominated in a foreign currency will be made in U.S. dollars. The U.S. dollar amount to be received by a holder will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to the holders of debt securities or contingent convertible securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If these bid quotations are not available, payments to holders will be made in the specified currency.

        Unless otherwise specified in the applicable prospectus supplement, a holder of a debt security or contingent convertible security denominated in a foreign currency may elect to receive payment in the specified currency for all payments and need not file a separate election for each payment, and such election will remain in effect until revoked by written notice to the paying agent at its corporate trust office in The City of New York received on a date prior to the record date for the relevant interest payment date or at least 10 calendar days prior to the maturity date (or any redemption date, repayment date or repurchase date), as the case may be; provided, that such election is irrevocable as to the next succeeding payment to which it relates. If such election is made as to full payment on a debt security or contingent convertible security, the election may thereafter be revoked so long as the paying agent is notified of the revocation within the time period set forth above.

        Banks in the United States offer non-U.S. dollar-denominated checking or savings account facilities in the United States only on a limited basis. Accordingly, unless otherwise indicated in the applicable prospectus supplement, payments of principal of, premium, if any, and interest, if any, on, debt securities or contingent convertible securities denominated in a foreign currency to be made in a specified currency other than U.S. dollars will be made to an account at a bank outside the United States, unless alternative arrangements are made.

        If a specified currency (other than the U.S. dollar) in which a debt security or contingent convertible security is denominated or payable: (a) ceases to be recognized by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, (b) is a currency unit and such currency unit ceases to be used for the purposes for which it was established, or (c) is not available to the relevant issuer for making payments due to the imposition of exchange controls or other circumstances beyond its control, in each such case, as determined in good faith by the relevant issuer, then with respect to each date for the payment of principal of and interest, if any, on a debt security or contingent convertible security denominated or payable in such specified currency occurring after the last date on which such specified currency was so used, which we refer to as the conversion date, the U.S. dollar or such foreign currency or currency unit as may be specified by the relevant issuer, which we refer to as the substitute currency, will become the currency of payment for use on each such payment date (but such specified currency will, at the relevant issuer's election, resume being the currency of payment on the first such payment date preceded by 15 business days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the relevant issuer). The substitute currency amount to be paid by the relevant issuer to the applicable trustee and by the applicable trustee or any paying agent to the holder of a debt security or contingent convertible security with respect to such payment date will be the currency equivalent or currency unit equivalent (each as defined below) of the specified currency as determined by the exchange rate agent (which determination will be delivered in writing to the applicable trustee not later than the fifth business day prior to the applicable payment date) as of the conversion date or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 business days before such payment date. We refer to such conversion date or date preceding a payment date as aforesaid as the valuation date. Any payment in a substitute currency under the circumstances described above will not constitute an event of default under the applicable indenture or contingent convertible indenture or the debt securities or contingent convertible securities.

        The "currency equivalent" will be determined by the exchange rate agent as of each valuation date and will be obtained by converting the specified currency (unless the specified currency is a currency unit) into the substitute currency at the market exchange rate (as defined below) on the valuation date.

        The "currency unit equivalent" will be determined by the exchange rate agent as of each valuation date and will be the sum obtained by adding together the results obtained by converting the specified amount of each initial component currency into the substitute currency at the market exchange rate on the valuation date for such component currency.

        "Component currency" means any currency which, on the conversion date, was a component currency of the relevant currency unit.

        "Market exchange rate" means, as of any date, for any currency or currency unit, the noon U.S. dollar buying rate for that currency or currency unit, as the case may be, for cable transfers quoted in The City of New York on such date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the exchange rate agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency or currency unit in question, or such other quotations as the exchange rate agent will deem appropriate. Unless otherwise specified by the exchange rate agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

        "Specified amount" of a component currency means the number of units (including decimals) which such component currency represented in the relevant currency unit, on the conversion date or the valuation date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any component currency is altered by way of combination or subdivision, the specified amount of such component currency will be divided or multiplied in the same proportion. If after such date two or more component currencies are consolidated into a single currency, the respective specified amounts of such component currencies will be replaced by an amount in such single currency equal to the sum of the respective specified amounts of such consolidated component currencies expressed in such single currency, and such amount will thereafter be a specified amount and such single currency will thereafter be a component currency. If after such date any component currency will be divided into two or more currencies, the specified amount of such component currency will be replaced by specified amounts of such two or more currencies, the sum of which, at the market exchange rate of such two or more currencies on the date of such replacement, will be equal to the specified amount of such former component currency and such amounts will thereafter be specified amounts and such currencies will thereafter be component currencies.

        All determinations referred to above made by the relevant issuer or its agents will be at its or their sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you.

        Specific information about the currency, currency unit or composite currency in which a particular debt security or contingent convertible security denominated in a foreign currency is denominated, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement. The information therein concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Minimum Denominations, Restrictions on Maturities, Repayment and Redemption

        Debt securities or contingent convertible securities denominated in specified currencies other than U.S. dollars will have the minimum denominations and will be subject to the restrictions on maturities, repayment and redemption that are set forth in the applicable prospectus supplement. Any other restrictions applicable to debt securities or contingent convertible securities denominated in specified currencies other than U.S. dollars, including restrictions related to the distribution of such debt securities or contingent convertible securities, will be set forth in the applicable prospectus supplement.

 FOREIGN CURRENCY RISKS

        This prospectus does not, and any applicable prospectus supplement will not, describe all of the possible risks of an investment in debt securities or contingent convertible securities the payment on which will be made in, or affected by the value of, a foreign currency or a composite currency. You should not invest in debt securities or contingent convertible securities denominated in a foreign currency if you are not knowledgeable about foreign currency and indexed transactions. You should consult your own financial and legal advisors about such risks as such risks may change from time to time.

        We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any debt securities or contingent convertible securities.

Exchange Rates and Exchange Controls

        A series of debt securities or contingent convertible securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated debt securities or contingent convertible securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the debt securities or contingent convertible securities resulting from market changes in rates or from the official redenomination or revaluation of the specified currency and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

        Exchange rates have fluctuated greatly in recent years and are likely to continue to fluctuate in the future. These fluctuations are caused by economic forces as well as political factors. However, you cannot predict future fluctuations based on past exchange rates. If the foreign currency decreases in value relative to the U.S. dollar, the yield on a debt security or contingent convertible security denominated in a foreign currency or on a currency-linked indexed debt security for a U.S. investor will be less than the coupon rate and you may lose money at maturity if you sell such debt security or contingent convertible security. In addition, you may lose all or most of your investment in a currency-linked indexed debt-security as a result of changes in exchange rates.

        Governments often impose exchange controls which can affect exchange rates or the availability of the foreign currency to make payments of principal, premium, if any, and interest on the debt securities or contingent convertible securities. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency.

        Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the relevant issuer when payments on the debt securities or contingent convertible securities are due because of circumstances beyond its control. If the specified foreign currency is not available, the relevant issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. We refer you to "Special Provisions Relating to Debt Securities or Contingent Convertible Securities Denominated in a Foreign Currency—Payment Currency." You should consult your own financial and legal advisors as to the risk of an investment in debt securities or contingent convertible securities denominated in a currency other than your home currency.

        Any applicable prospectus supplement relating to debt securities or contingent convertible securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting that currency and any other required information concerning the currency.

Foreign Currency Judgments

        The debt securities and the applicable indentures, except for, in the case of the subordinated indentures and the subordinated debt securities issued by Credit Suisse Group or Credit Suisse, the subordination provisions thereof which are governed by Swiss law, are governed by New York State law. The contingent convertible securities and the applicable contingent convertible indentures and any non-contractual obligations arising out of, or in connection with, them are governed by, and shall be construed in accordance with, the laws of England, save that the provisions relating to the status and degree of subordination of the contingent convertible securities and the related guarantee shall be governed by the laws of the Island of Guernsey in the case of the finance subsidiaries and the laws of Switzerland in the case of Credit Suisse Group, and save that with respect to the contingent convertible indenture, such provisions of the Trust Indenture Act as are deemed to be part of and to govern the applicable contingent convertible indenture, shall govern such contingent convertible indenture. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a debt security or contingent convertible security denominated in a foreign currency, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

        Enforcement of claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs. Thus, the amount of any claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained on (i) the date the enforcement proceedings are instituted or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren), with respect to enforcing creditors, and at the rate obtained at the time of adjudication of bankruptcy (Konkurseröffnung), with respect to non-enforcing creditors.

DESCRIPTION OF WARRANTS

General

        Credit Suisse Group and Credit Suisse, directly or through any branch, may issue warrants, including warrants or warrants in the form of subscription rights to purchase equity or debt securities, as well as other types of warrants. If Credit Suisse issues warrants to purchase equity securities, those equity securities will not be shares of Credit Suisse Group or Credit Suisse. Credit Suisse Group or Credit Suisse may issue warrants in such amounts or in as many distinct series as we wish. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the SEC on a Form 6-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of a warrant as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Warrants to Purchase Equity Securities

        We will describe the terms of any warrants, or warrants in the form of subscription rights, to purchase equity securities that we are authorized to issue in a prospectus supplement. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants and whether such warrants may be settled in cash or by means of net share settlement;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the terms of the equity securities purchasable upon exercise of such warrants, which, in the case of Credit Suisse Group, may include shares or American depositary shares of Credit Suisse Group;

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  the price at which and currency or currencies (including composite currencies) in which the equity securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the equity securities with which such warrants are issued and the number of such warrants issued with each such equity security;

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  if applicable, the date on and after which such warrants and the related equity securities will be separately transferable;

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  anti-dilution provisions, if any;

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  selling restrictions, if any;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants to Purchase Debt Securities

        We will describe in a prospectus supplement the terms of any warrants, or warrants in the form of subscription rights, that we are authorized to issue for the purchase of our debt securities or the debt securities of third-party issuers. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants and whether such warrants may be settled in cash;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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  selling restrictions, if any;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase debt securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

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  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

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  currencies or composite currencies; or

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  commodities.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. We will describe the terms of any such warrants that we are authorized to issue in a prospectus supplement. These terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) to be purchased or sold upon exercise of such warrants;

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  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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  the date on which the right to exercise such warrants will commence and when such right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  selling restrictions, if any;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        The prospectus supplement relating to any such warrants may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

 DESCRIPTION OF SHARES

        The following summary describes the material terms of the shares of common stock of Credit Suisse Group, par value CHF 0.04 per share, which we refer to as the "shares." A detailed description of the terms of the shares is incorporated by reference into this prospectus from Credit Suisse Group's annual report on Form 20-F for the year ended December 31, 2011, filed with the SEC on March 23, 2012, which you may obtain as described under "Where You Can Find More Information." We will issue shares, which may be in the form of American depositary shares, under this prospectus and any applicable prospectus supplement in connection with (i) the exercise of warrants on our shares or (ii) the conversion or exchange of (a) debt securities of Credit Suisse Group that are convertible into or exchangeable for our shares, (b) contingent convertible securities or (c) other securities with terms similar to the securities described in this registration statement issued in transactions exempt from registration under the Securities Act, as amended, that are convertible into or exchangeable for our shares.

        As of December 31, 2011, we had fully paid and issued share capital of CHF 48,973,322.48, consisting of 1,224,333,062 registered shares (inclusive of 247,671 treasury shares) with a par value of CHF 0.04 each. As of December 31, 2011, we had additional authorized share capital in the amount of CHF 4,000,000, authorizing the Board of Directors of Credit Suisse Group (the Board of Directors) to issue at any time until April 29, 2013 up to 100,000,000 registered shares to be fully paid in, with a nominal value of CHF 0.04 per share.

        Additionally, as of December 31, 2011, we had conditional share capital in the amount of CHF 21,953,643, consisting of 548,841,073 registered shares with a par value of CHF 0.04 each. Conditional share capital in the amount of CHF 19,340,245.08 through the issue of a maximum of 483,506,127 registered shares with a par value of CHF 0.04 pursuant to Article 26 of the Articles of Association of Credit Suisse Group (Articles of Association) is reserved for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group, or any of its affiliates, that allow for contingent compulsory conversion into Credit Suisse Group's shares and that are issued in order to fulfill or maintain compliance with regulatory requirements of Credit Suisse Group and/or any of its affiliates (contingent compulsory convertible bonds), of which 400,000,000 registered shares are reserved for issuance upon conversion of the Tier 1 or Tier 2 Buffer Capital Notes. Moreover, up to CHF 4,000,000 of the conditional capital pursuant to Article 26 of our Articles of Association was available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group or any of its affiliates (equity-related financial market instruments). Furthermore, as of December 31, 2011 our conditional share capital included (i) CHF 2,411,794.00 through the issue of a maximum of 60,294,850 registered shares with a par value of CHF 0.04 reserved for employees and (ii) CHF 201,603.84 through the issue of a maximum of 5,040,096 shares reserved for the exercise of option rights granted to employees of all levels of Donaldson, Lufkin & Jenrette, Inc. and its group companies, which were rolled over in the merger of Donaldson, Lufkin & Jenrette, Inc. with an indirect, wholly-owned subsidiary of Credit Suisse Group. On February 8, 2012 we revised our Articles of Association such that there are no longer any shares reserved for the exercise of option rights granted to employees of Donaldson, Lufkin & Jenrette, Inc. and its group companies.

        Shares issued as a result of the conversion of conditional capital and the corresponding increase in share capital are generally recorded only once a year, and this recording entails a revision of our Articles of Association and new registration of the total share capital in the Commercial Register. Our Articles of Association were last revised on February 8, 2012 and are included as an exhibit to our annual report on Form 20-F for the year ended December 31, 2011, which is incorporated by reference into this prospectus and registration statement.

        Our registered shares are listed on the SIX Swiss Exchange under the symbol "CSGN" and, in the form of American depositary shares, on the New York Stock Exchange under the symbol "CS." The last reported sale price of our shares on March 22, 2012 was CHF 26.08 and the last reported sale price of our American depositary shares on March 22, 2012 was USD 28.50.

Shareholder Rights

        Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous business years, or if the free reserves of the corporation are sufficient to allow distribution of a dividend. In addition, at least 5% of the annual net profits must be retained and booked as general legal reserves for so long as these reserves amount to less than 20% of the paid-in share capital. Our reserves currently exceed this 20% threshold. In any event, dividends may be paid out only after approval of the shareholders. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board of Directors conforms to statutory law. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders' resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.

Voting and Transfer

        There is no limitation under Swiss law or our Articles of Association on the right of non-Swiss residents or nationals to own or vote our shares.

        Each share carries one vote at our shareholders' meetings. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions that we describe below.

        Credit Suisse Group may issue its shares in the form of single certificates, global certificates or uncertificated securities. Credit Suisse Group may convert the shares it has issued in one form into another form at any time, without the approval of the shareholders. Shareholders have no right to demand that shares issued in one form be converted into another form. Shareholders may, however, at any time request that Credit Suisse Group issue a certificate for the registered shares that they hold according to the share register.

        The transfer of shares is effected by corresponding entry in the books of a bank, depositary institution or other financial intermediary and notification of such transfer to us by the transferor, the bank, the depositary institution or financial intermediary. The transfer of shares further requires that the purchaser file a share registration form to be registered in our share register as a shareholder. Failing such registration, the purchaser may not vote at, or participate in, shareholders' meetings. Pursuant to our Articles of Association, the transfer, or pledging as collateral, of shares by means of written assignment is not permitted.

        A purchaser of shares will be recorded in the share register with voting rights upon disclosure of its name, citizenship and address, and upon confirmation that it acquired the shares in its own name for its own account. Any person not expressly stating in its application for registration that the relevant shares have been acquired for its own account, which person we refer to as a nominee, may be entered for a maximum of 2% of the total outstanding share capital with voting rights in the share register. In excess of this limit, registered shares held by a nominee will be granted voting rights only if such nominee discloses in writing the name, address and shareholding of any person for whose account it is holding 0.5% or more of the outstanding share capital.

        Legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated, as well as individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights are considered as one shareholder or nominee.

        Each shareholder, whether registered in our share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event we are dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires us to apply the principle of equal treatment to all shareholders.

Pre-Emptive Rights

        Our Articles of Association provide that the Board of Directors is authorized to exclude shareholders' subscription rights (Bezugsrechte) in favor of third parties with regard to new registered shares issued out of authorized capital if such shares are used for (a) the acquisition of companies, segments of companies or participations in the banking, finance, asset management or insurance industries through an exchange of shares or (b) for financing/refinancing the acquisition of companies, segments of companies or participations in these industries, or new investment plans. Shareholders' subscription rights relating to a maximum of 15,000,000 registered shares issued out of authorized capital are excluded in favor of Credit Suisse so that Credit Suisse can fulfill its obligation to deliver shares in Credit Suisse Group in accordance with the terms of the USD 3.5 billion 11% Tier 1 Capital Notes and CHF 2.5 billion 10% Tier 1 Capital Notes issued in October 2008. If commitments to service convertible bonds or bonds with warrants are assumed in connection with company takeovers or investment plans, the Board of Directors is authorized, for the purpose of fulfilling delivery commitments under such bonds, to issue new shares out of authorized capital excluding the subscription rights of shareholders.

        Further, our Articles of Association provide that the shareholders' subscription rights (Bezugsrechte) are excluded if new shares are issued out of our conditional share capital through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group, or any of its affiliates, or through compulsory conversion of contingent compulsory convertible bonds or other financial market instruments of Credit Suisse Group, or any of its affiliates, that allow for contingent compulsory conversion into shares of Credit Suisse Group. Holders of financial market instruments with conversion features and/or of warrants are entitled to subscribe to the new shares. The Board of Directors fixes the conversion/warrant conditions.

        Additionally, our Articles of Association provide that when issuing contingent compulsory convertible bonds, the Board of Directors is authorized to exclude shareholders' preferential subscription rights (Vorwegzeichnungsrechte) if these bonds are issued on the national or international capital markets (including private placements with selected strategic investors). If preferential subscription rights are restricted or excluded by resolution of the Board of Directors when contingent compulsory convertible bonds are issued: (i) the contingent compulsory convertible bonds must be issued at prevailing market conditions, (ii) the setting of the issue price of the new shares must take due account of the stock market price of the shares and/or comparable instruments priced by the market at the time of issue or time of conversion, and (iii) conditional conversion features may remain in place indefinitely.

        Furthermore, the Board of Directors is also authorized to exclude shareholders' preferential subscription rights (Vorwegzeichnungsrechte) when other equity-related financial market instruments are issued provided these instruments are being issued to finance or refinance the acquisition of companies, parts of companies, participations or new investment projects, and/or if the instruments are issued on the national or international capital markets. If shareholders' preferential subscription rights are restricted or excluded for such equity-related financial market instruments: (i) these equity-related financial market instruments must be issued at prevailing market conditions, (ii) the issue price of the new shares must be set at market conditions taking due account of the stock market price of the shares and/or comparable instruments priced by the market, and (iii) it should be possible to exercise the conversion rights for a maximum of fifteen years and to exercise warrants for a maximum of seven years from the relevant issue date.

        The acquisition of shares through the exercise of conversion rights and/or warrants, or through the conversion of financial market instruments with conversion features, and any subsequent transfer of the shares, are subject to the restrictions on voting rights set out above.

Liquidation

        Under Swiss law and our Articles of Association, we may be dissolved at any time by a shareholders' resolution, which must be passed by (1) a representation at the meeting of at least half of the share capital, and (2) a supermajority of at least three-quarters of the votes cast at the meeting. Dissolution by court order is possible if we become bankrupt. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up par value of shares held.

 DESCRIPTION OF THE GUARANTEED SENIOR DEBT SECURITIES OF CREDIT SUISSE (USA)

Description of Debt Securities

        The Guaranteed Senior Debt Securities of Credit Suisse (USA) consist of the following debt securities as well as any other debt securities issued pursuant to the indentures listed under "—Description of Indentures," below:

        $1,383,000 5.625% Notes due February 15, 2016

        $1,000,000,000 7 1/8% Notes due July 15, 2032

        $1,000,000,000 5 1/2% Notes due August 15, 2013

        $1,000,000,000 5 1/8% Notes due January 15, 2014

        $2,000,000,000 4 7/8% Notes due January 15, 2015

        $1,750,000,000 5 1/8% Notes due August 15, 2015

        $1,000,000,000 5 3/8% Notes due March 2, 2016

        $1,000,000,000 Floating Rate Notes due April 12, 2013

        $313,000 ProNotes Linked to the Value of the S&P 500 Index due April 29, 2013

        $80,596,413.46 8.82% Senior Notes due May 15, 2016

        $500,000,000 5.85% Notes Due August 16, 2016

        The description of these debt securities is incorporated in the registration statement of which this prospectus forms a part by reference to the relevant prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities. A prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, describing each such security (each, a "disclosure document") have been filed with the SEC by Credit Suisse (USA) under Registration Statement numbers 333-131970, 333-116241; 333-86720; 333-71850; 333-62422; 333-07657; 333-34149; 333-53499; 333-73405; 333-30928 and each of these disclosure documents is incorporated by reference herein in its entirety, except for any portion of each disclosure document that incorporates by reference Credit Suisse (USA)'s prior and future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Description of Indentures

        Each of the Guaranteed Senior Debt Securities of Credit Suisse (USA) listed in "—Description of Debt Securities" above was issued under one of the following indentures:

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  Senior Indenture, dated as of June 1, 2001, between Credit Suisse (USA), formerly known as Credit Suisse First Boston (USA), Inc., and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to The Chase Manhattan Bank, as trustee;

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  Senior Indenture, dated as of June 8, 1998, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to The Chase Manhattan Bank, as trustee;

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  Indenture, dated as of September 3, 1997, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York Mellon, formerly known as The Bank of New York, as successor to The Chase Manhattan Bank, as trustee; and

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  Indenture, dated as of October 25, 1995, between Credit Suisse (USA), as successor to Donaldson, Lufkin & Jenrette, Inc., and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee.

        Each of the indentures above has been filed with the Securities and Exchange Commission and is incorporated by reference in the registration statement of which this prospectus forms a part. The description of these indentures is incorporated in the registration statement by reference to the relevant prospectus and prospectus supplement filed by Credit Suisse (USA) in connection with the initial issuance of the Guaranteed Senior Debt Securities.

DESCRIPTION OF THE GUARANTEES OF THE GUARANTEED SENIOR DEBT SECURITIES OF
CREDIT SUISSE (USA)

        Credit Suisse (USA)'s Guaranteed Senior Debt Securities have been fully and unconditionally guaranteed by Credit Suisse Group and Credit Suisse on a several basis. If Credit Suisse (USA), for any reason, does not make a required payment in respect of these securities when due, whether on the normal due date, on acceleration, redemption or otherwise, either or both of Credit Suisse Group and Credit Suisse will cause the payment to be made to or to the order of the trustee. The Credit Suisse Group guarantees are on a subordinated basis as described below. The holder of a Guaranteed Senior Debt Security will be entitled to payment under the relevant guarantees of Credit Suisse Group and Credit Suisse without taking any action whatsoever against Credit Suisse (USA).

        The terms of the guarantees have been set forth in a supplemental indenture to each of the indentures under which Guaranteed Senior Debt Securities of Credit Suisse (USA) have been issued. The indentures, as so supplemented, have been qualified under the Trust Indenture Act.

Subordination of Credit Suisse Group Guarantee

        The discussion of subordination in this section applies only to the guarantees by Credit Suisse Group of the Guaranteed Senior Debt Securities of Credit Suisse (USA).

        When the term "senior indebtedness" is used in the context of these guarantees, it means:

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  any money Credit Suisse Group has borrowed, including any senior debt securities or guarantees of senior debt securities issued under the relevant senior indenture of Credit Suisse Group;

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  any money borrowed by someone else where Credit Suisse Group has assumed or guaranteed the obligations, directly or indirectly;

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  any letters of credit and acceptances made by banks on Credit Suisse Group's behalf;

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  indebtedness that Credit Suisse Group has incurred or assumed in connection with the acquisition of any property; and

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  all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the above.

        Senior indebtedness does not include any indebtedness that is expressed to be subordinated to or on par with the Credit Suisse Group guarantees or any money owed to Credit Suisse Group's subsidiaries.

        The indentures, as supplemented, provide that Credit Suisse Group cannot:

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  make any payments of principal or interest on the Guaranteed Senior Debt Securities of Credit Suisse (USA);

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  redeem any Guaranteed Senior Debt Securities;

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  acquire any Guaranteed Senior Debt Securities; or

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  defease any Guaranteed Senior Debt Securities;

if

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  any senior indebtedness in an aggregate principal amount of more than $100 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by Credit Suisse Group; or

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  Credit Suisse Group has defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $100 million at the time the payment was due, unless and until the payment default is cured by such entity or waived by the holders of the senior indebtedness.

        If Credit Suisse Group is liquidated, the holders of senior indebtedness will be entitled to receive payment in full in cash or cash equivalents for principal, premium and interest on the senior indebtedness before the holders of Guaranteed Senior Debt Securities receive any of Credit Suisse Group's assets. As a result, holders of Guaranteed Senior Debt Securities may receive a smaller proportion of Credit Suisse Group's assets in liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent Credit Suisse Group from making any payment when due on the Guaranteed Senior Debt Securities or the relevant guarantee, Credit Suisse Group will be in default on its obligations under the relevant indenture, as supplemented, if it does not make the payment when due. This means that the trustee and the holders of Guaranteed Senior Debt Securities can take action against Credit Suisse Group, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The indentures allow the holders of senior indebtedness to obtain specific performance of the subordination provisions from Credit Suisse Group.

 ERISA

        ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, impose certain restrictions on (a) employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, subject to Section 4975 of the Code and (c) any entities whose underlying assets include "plan assets" by reason of the Plan Asset Regulation (as defined below) or otherwise. Each of (a), (b) and (c) is herein referred to as a Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to Plans subject to ERISA. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of securities on behalf of such Plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

        The Department of Labor has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and Section 4975 of the Code, or the Plan Asset Regulation. The Plan Asset Regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities that are not "operating companies" in which a Plan purchases an equity interest will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. Under one such exception, the assets of such an entity are not considered to be plan assets where a Plan makes an investment in an equity interest that is a "publicly-offered security." A "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) either part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act or sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code, having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

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  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

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  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor;

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  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor; or

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  is made by a Plan with respect to which the issuing entity is a party in interest solely by virtue of it being a service provider and satisfies the requirements and conditions of Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code; such exemption is herein referred to as the Service Provider Exemption.

        Governmental plans, non-US plans and certain church plans, or Similar Law Plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code, which we refer to as Similar Law. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Each person that acquires securities will, by its acquisition and holding, be deemed to have represented and agreed that on each day from the date of acquisition of the securities through and including the date of disposition of such securities either (A) is not, and is not or acting on behalf of or investing the assets of, any Plan or Similar Law Plan or (B) is eligible for the exemptive relief available under PTCE 91-38, 90-1, 84-14, 95-60 or 96-23 or the Service Provider Exemption (or, if a Similar Law Plan, similar exemption from Similar Law) with respect to the purchase, holding and disposition of the securities. Any fiduciary that proposes to cause a Plan or Similar Law Plan to acquire securities should consult with its counsel with respect to the potential applicability of ERISA, the Code or Similar Law to such investment and whether any exemption would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition, holding and disposition of securities by the purchaser are entitled to the full exemptive relief thereunder.

        Please consult the applicable prospectus supplement for further information with respect to a particular offering. Depending upon the security offered, restrictions on purchase or transfer to, by or on behalf of a Plan may apply.

 TAXATION

United States Taxation

        The following is a summary of material U.S. federal income tax considerations that may be relevant to a beneficial owner of our debt securities and our contingent convertible securities. For a discussion of material U.S. federal income tax considerations of holding convertible or exchangeable debt, warrants or capital securities we refer you to the applicable prospectus supplement. For purposes of this summary, a "U.S. holder" means a citizen or resident of the United States or a domestic corporation or a holder that is otherwise subject to U.S. federal income tax on a net income basis in respect of our securities. A "Non-U.S. holder" means a holder that is not a U.S. holder. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase our securities. In particular, the summary deals only with holders who will hold our securities as capital assets. This summary does not address the tax treatment of holders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, tax exempt entities, financial institutions, traders in securities that elect to use the mark-to-market method of accounting for their securities, persons subject to the alternative minimum tax, dealers in securities or currencies, partnerships that hold our securities or partners therein, or persons that hedge their exposure in our securities or will hold our securities as a position in a "straddle" or "conversion" transaction or as part of a "synthetic security" or other integrated financial transaction.

        This discussion does not address U.S. state, local and non-U.S. tax consequences. You should consult your tax adviser with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of our securities in your particular circumstances.

Debt Securities

  U.S. Holder

  Payments or Accruals of Interest

        Payments or accruals of "qualified stated interest" (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, which we refer to as a foreign currency, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service (the "IRS"). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

  Purchase, Sale and Retirement of Debt Securities

        Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the debt security denominated in a foreign currency is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "—Payments or Accruals of Interest") and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the debt security denominated in a foreign currency is disposed of or retired. If you dispose of a debt security denominated in a foreign currency that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

        The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of debt securities denominated in a foreign currency traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at the lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

        Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

  Original Issue Discount

        If we issue a series of debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than a statutory de minimis amount (i.e., the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the series of debt securities multiplied by the number of full years to their maturity), the series of debt securities will be original issue discount notes. The difference between the issue price and the stated redemption price at maturity of the series of debt securities will be the "original issue discount." The "issue price" of the original discount notes will be the first price at which a substantial amount of the original issue discount notes are sold to the public (i.e., excluding sales of original issue discount notes to Credit Suisse Securities (USA) LLC, underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the original issue discount notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of an original issue discount note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, or the Code, and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that original issue discount note for all days during the taxable year that you own the original issue discount note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the original issue discount note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by (a) multiplying the "adjusted issue price" (as defined below) of the original issue discount note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the original issue discount note and the denominator of which is the number of accrual periods in a year; and (b) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

        In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the original issue discount note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the original issue discount note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the original issue discount note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.) The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the original issue discount note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount and to the extent that the discount has not been allocated to prior cash payments on the note), and then as a payment of principal. The "annual yield to maturity" of an original issue discount note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the original issue discount note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under "—Premium" and "—Market Discount") to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

        In the case of an original issue discount note that is also a foreign currency denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (a) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (b) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "—Payments or Accruals of Interest." Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency denominated debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the original issue discount note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the original issue discount note's issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

        Floating rate notes generally will be treated as "variable rate debt instruments" under the original issue discount regulations. Accordingly, the stated interest on a floating rate note generally will be treated as "qualified stated interest" and such a floating rate note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a "variable rate debt instrument", the floating rate note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

        Certain original issue discount notes may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original issue discount notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the original issue discount notes.

  Short-Term Notes

        The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

        First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term note during the period you held the short-term note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the short-term note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

        Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any "acquisition discount" with respect to the short-term note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

        Finally, the market discount rules described below will not apply to short-term notes.

  Premium

        If you purchase a debt security at a cost greater than the debt security's remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency denominated debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency denominated debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date the holder acquired the debt security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

  Market Discount

        If you purchase a debt security at a price that is lower than the debt security's remaining redemption amount (or in the case of an original issue discount note, the original issue discount note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency denominated debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

        You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency denominated debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder's taxable year).

  Indexed Notes and Other Debt Securities Providing for Contingent Payments

        Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we refer to as contingent debt obligations. These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

  Non-U.S. Holder

        Under present United States federal tax law, and subject to the discussion below concerning backup withholding:

          (a)   Payments of interest (including original issue discount) on a debt security to you will not be subject to the 30% U.S. federal withholding tax, provided that:

    1.
    you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and are not a controlled foreign corporation related to us through stock ownership; and

    2.
    you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a non-U.S. holder in compliance with applicable requirements by completing a Form W-8BEN, or otherwise satisfy documentary evidence requirements for establishing that you are a non-U.S. holder.

          Payments of interest (including original issue discount) on the debt security that do not qualify for the portfolio interest exception and that are not effectively connected with your conduct of a trade or business in the United States will be subject to the 30% U.S. federal withholding tax, unless a U.S. income tax treaty applies to reduce or eliminate withholding. Interest effectively connected with the active conduct of a trade or business in the United States will be subject to U.S. federal income tax on a net income basis (although exempt from the 30% U.S. federal withholding tax if you provide us with a Form W-8ECI (or successor form)) in the same manner as if you were a U.S. holder as defined above.

          (b)   You will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or retirement of the debt security unless the gain is effectively connected with your trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or retirement occurs and certain other conditions are met. In the case that you are subject to U.S. federal income taxation on a net basis in respect of the debt security, you will generally be taxable under the same rules that govern the taxation of a U.S. holder.

  Information Reporting and Backup Withholding

        Information returns will be required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to a United States backup withholding tax (currently at a rate of 28%) on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a non-U.S. holder, you may have to comply with certification procedures to establish that you are a non-U.S. holder in order to avoid information reporting and backup withholding tax requirements. Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

        Individual U.S. holders who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their U.S. federal income tax returns a statement setting forth certain information if the aggregate value of all such assets exceeds $50,000. A "specified foreign financial asset" generally includes any financial account maintained with a foreign financial institution and may include the debt securities if they are not held in an account maintained with a U.S. financial institution. A U.S. holder who fails to file any such form could be required to pay a penalty of $10,000, or a penalty of up to $50,000 for ongoing failure to file.

        Pursuant to the U.S. Foreign Account Tax Compliance rules ("FATCA"), in order to avoid adverse U.S. federal tax consequences, "foreign financial institutions" will be required, for years beginning after December 31, 2013, to collect information on certain financial accounts held by U.S. persons and submit such information to the IRS. It is likely that the relevant issuer will qualify as a "foreign financial institution" under these rules. However, the application of these rules to amounts paid on or with respect to the debt securities is not clear. By purchasing the debt securities, U.S. holders agree to provide whatever information is necessary for us to comply with these reporting obligations.

        The relevant issuer may be required, pursuant to FATCA, to withhold U.S. tax on a portion of payments made after December 31, 2012 on certain types of securities issued by the relevant issuer after January 1, 2013 to an investor who does not provide information sufficient for the relevant issuer to determine whether the investor is a U.S. person or should otherwise be treated as holding a "United States account" of the relevant issuer, or to an investor that is a non-U.S. financial institution that is not in compliance with FATCA, as well as under certain other circumstances. The application of these rules to amounts paid on or with respect to the debt securities is not clear. Holders should consult their own tax advisors on how these rules may apply to payments they receive under the debt securities.

        If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of a failure by an investor (or by an institution through which an investor holds the debt securities) to comply with FATCA, neither the relevant issuer nor the guarantor nor any paying agent nor any other person would, pursuant to the terms of the debt securities, be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax.

Contingent Convertible Securities

        This discussion applies only to holders of registered contingent convertible securities. Contingent convertible securities in bearer form are not being offered to U.S. persons. A U.S. holder who owns contingent convertible securities in bearer form characterized as indebtedness may be subject to limitations under U.S. federal income tax laws, including the limitations provided in Sections 165(j) and 1287 of the Code. Prospective holders should consult their tax advisors with respect to the U.S. federal income tax consequences of investing in contingent convertible securities in bearer form.

        The U.S. federal income tax treatment of the contingent convertible securities offered pursuant to this prospectus will depend on the specific terms of the contingent convertible securities, and may depend on the nature of the assets held by the relevant finance subsidiary. This discussion deals only with holders that will acquire contingent convertible securities as part of the initial offering of the contingent convertible securities and who do not hold other securities of the relevant finance subsidiary. Additionally, special rules apply to foreign currency-denominated instruments. The prospectus supplement applicable to a particular issue of contingent convertible securities may add or modify information contained in this disclosure, depending on the specific terms of the contingent convertible securities being offered, and on the assets held by the relevant finance subsidiary at that time.

  Characterization of the Contingent Convertible Securities

        No statutory, judicial or administrative authority directly addresses the characterization of the contingent convertible securities or instruments similar to the contingent convertible securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the contingent convertible securities are not certain. We anticipate that the contingent convertible securities will be treated as equity of the relevant issuer (whether the relevant issuer is a finance subsidiary or, as a result of a substitution, Credit Suisse Group) for U.S. federal income tax purposes. However, no assurance can be given that the IRS will not assert that the contingent convertible securities should be treated in a different manner, for example as indebtedness for U.S. federal income tax purposes. If the contingent convertible securities were treated other than as equity of the relevant issuer for U.S. federal income tax purposes, the timing and character of income, gain and loss recognized by you could differ from the description herein. The following discussion assumes treatment of the contingent convertible securities as equity of the relevant issuer for U.S. federal income tax purposes.

        The tax treatment of any contingent convertible securities that we believe should be characterized other than as equity of the relevant issuer for U.S. federal income tax purposes will be discussed in the applicable prospectus supplement.

  Characterization of the Finance Subsidiaries

        The finance subsidiaries have each made an election to be treated as a pass-through entity for U.S. federal income tax purposes. Based on the assumption that contingent convertible securities will be treated as equity interests in the relevant finance subsidiary, holders of the contingent convertible securities will be treated as partners in the relevant finance subsidiary. A partnership generally is not itself subject to U.S. federal income tax, unless the partnership constitutes a publicly traded partnership taxable as a corporation. Instead, each partner is required to take into account its allocable share of items of income, gain, loss, and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether distributions are made to the partner. Such income will be treated as if it were realized by the partner directly from the same source from which it was realized by the partnership. Accordingly, each U.S. holder will be required to include in gross income and expense its allocable share of the income and expense of the relevant finance subsidiary in respect of the underlying assets. U.S. holders who are individuals may be subject to limitations on their ability to deduct expenses of the finance subsidiary allocable to them. Under certain circumstances, the relevant finance subsidiary may be required to file a U.S. partnership return on maturity or conversion of the contingent convertible securities, and to provide Schedule K-1 forms to direct, and certain indirect, U.S. investors.

        We anticipate that the finance subsidiaries will not be treated as publicly traded partnerships taxable as corporations. The terms of the assets held by the finance subsidiaries have not yet been determined. It is anticipated that they will be instruments of a kind for which no statutory, judicial or administrative authority directly addresses the characterization for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the contingent convertible securities may not be certain. We anticipate however that we will treat the assets of the finance subsidiaries as equity of Credit Suisse Group or a subsidiary thereof for U.S. federal income tax purposes, and the following discussion assumes such treatment. The applicable prospectus supplement for an issuance of contingent convertible securities will provide additional information on the U.S. federal income tax treatment of the finance subsidiaries and the assets held by the finance subsidiaries, to the extent relevant to the tax treatment of a U.S. holder of the contingent convertible securities.

  U.S. Holders

  Payments of Interest and Additional Amounts

        In accordance with our expectation that the contingent convertible securities will be treated as partnership interests in the relevant finance subsidiary (as discussed above), payments of gross interest and additional amounts, if any, in respect of such contingent convertible securities will constitute distributions of your distributable share of income generated by the relevant underlying assets held by the relevant finance subsidiary. Assuming such underlying assets will be securities that are characterized for U.S. federal income tax purposes as equity of Credit Suisse Group or a subsidiary thereof, the tax treatment of such income, which will consist of payments on these securities, is described in the three paragraphs below. If, contrary to our expectations, the underlying assets held by the relevant finance subsidiary do not qualify for treatment as equity of Credit Suisse Group or a subsidiary thereof, the prospectus supplement for an issuance of contingent convertible securities will describe the U.S. federal income tax treatment of payments in respect of such contingent convertible securities.

        Subject to the discussion below under "Passive Foreign Investment Company Rules," payments of gross interest and additional amounts in respect of securities which are characterized for U.S. federal income tax purposes as equity of Credit Suisse Group or a subsidiary thereof will constitute dividend income to the extent of current or accumulated earnings and profits of Credit Suisse Group or a subsidiary thereof (as applicable), as determined under U.S. federal income tax principles. Payments of interest will be foreign source income and will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

        To the extent, if any, that the amount of any payment of gross interest and additional amounts exceeds current and accumulated earnings and profits of Credit Suisse Group or a subsidiary thereof (as applicable), as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of capital to the extent of the relevant finance subsidiary's adjusted tax basis in the securities, and to the extent it exceeds the adjusted tax basis, it will be treated as capital gain. Potential purchasers should note, however, that neither Credit Suisse Group nor any subsidiary thereof, will maintain calculations of its earnings and profits under U.S. federal income tax principles and therefore you should expect that the entire amount of a payment of interest will generally be characterized as dividend income to you.

        Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by an individual prior to January 1, 2013 will be subject to taxation at a maximum rate of 15% if the dividends are "qualified dividends." The applicability of "qualified dividend" treatment to payments on these securities will be discussed in the applicable prospectus supplement.

        The relevant finance subsidiary may substitute Credit Suisse Group for itself as the issuer of the contingent convertible securities. The discussion in the preceding three paragraphs of the tax treatment of payments made in respect of securities which are characterized for U.S. federal income tax purposes as equity of Credit Suisse Group or a subsidiary thereof applies equally to payments made in respect of such contingent convertible securities.

  Sale or Exchange of the Contingent Convertible Securities

        Subject to the discussion below under "Passive Foreign Investment Company Rules," upon the sale, exchange or other disposition of the contingent convertible securities, a U.S. holder will generally recognize U.S source capital gain or loss. The amount of the gain or loss will equal the difference between the amount realized on the sale or exchange and the holder's adjusted tax basis in the contingent convertible securities. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder has held the contingent convertible securities for more than one year. The deductibility of capital losses is subject to limitations.

  Conversion of the Contingent Convertible Securities

        Under the circumstances described above under "Description of Contingent Convertible Securities—Redemption, Substitution, Variation, Repurchase and Conversion—Conversion," we will convert the contingent convertible securities into common shares or American depositary shares ("ADSs") of Credit Suisse Group. In the case where a finance subsidiary is the issuer of the contingent convertible securities, and a U.S. holder realizes any loss on the conversion of contingent convertible securities into common shares or ADSs of Credit Suisse Group, we believe such U.S. holder generally would not recognize such loss. In that case, the U.S. holder's tax basis in the common shares or ADSs received upon conversion generally will equal its aggregate tax basis in the contingent convertible securities converted, and the holding period of the common shares or ADSs received upon conversion may not include the period during which the U.S. holder held the contingent convertible securities prior to the conversion.

        If a U.S. holder realizes any gain on the conversion of contingent convertible securities issued by a finance subsidiary for common shares or ADSs of Credit Suisse Group, the U.S. federal income tax treatment of the conversion is uncertain, but it is possible such U.S. holder would recognize such gain. Such U.S. holders should consult their own tax advisors with respect to the tax consequences of such a conversion.

        In the case where Credit Suisse Group has been substituted as the issuer of the contingent convertible securities, a U.S. holder will generally not recognize gain or loss on the conversion of contingent convertible securities into common shares or ADSs of Credit Suisse Group. The tax basis of the common shares or ADSs a U.S. holder will receive upon such conversion generally will equal its aggregate tax basis in the contingent convertible securities converted. The holding period of the common shares or ADSs a U.S. holder will receive upon conversion will generally include the period during which the U.S. holder held contingent convertible securities after the substitution and prior to the conversion.

        Dividends paid with respect to the common shares or ADSs a U.S. holder will receive upon conversion will be subject to the same tax treatment as described above in "Payments of Interest and Additional Amounts," and a sale or other disposition of the common shares or ADSs will be subject to the same tax treatment as described above in "Sale or Exchange of the Contingent Convertible Securities," except that a U.S. holder's adjusted tax basis and holding period in the common shares or ADSs will be determined pursuant to the preceding paragraphs.

  Substitution of Issuer

        The U.S. federal income tax treatment of a substitution of contingent convertible securities issued by a finance subsidiary for contingent convertible securities issued by Credit Suisse Group is uncertain. Although the matter is not free from doubt, U.S. holders should recognize gain, if any, if Credit Suisse Group contingent convertible securities are treated as differing materially in kind or extent from contingent convertible securities issued by a finance subsidiary. Deductibility of loss, if any, may be limited pursuant to, among other things, the wash sale rules. U.S. holders should consult their own tax advisors with respect to the tax consequences of such a substitution.

  Passive Foreign Investment Company Rules

        Special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company," or "PFIC." If Credit Suisse Group is treated as a PFIC for any year, U.S. holders of contingent convertible securities, common shares or ADSs received upon conversion, (together, the "CSG Equity Instruments") may be subject to adverse tax consequences upon a sale, exchange or other disposition of the CSG Equity Instruments or upon the receipt of certain "excess distributions" in respect of the CSG Equity Instruments. Based on audited consolidated financial statements, we believe that Credit Suisse Group was not treated as a PFIC for U.S. federal income tax purposes with respect to the 2011 taxable year. In addition, based on the audited consolidated financial statements of Credit Suisse Group and our current expectations regarding the value and nature of its assets and the sources and nature of its income, we do not anticipate Credit Suisse Group becoming a PFIC for the 2012 taxable year.

  Backup Withholding and Information Reporting

        Payments of interest and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (1) you are a corporation or other exempt recipient or (2) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

        In order to avoid adverse U.S. federal tax consequences, "foreign financial institutions" will be required, for years beginning after December 31, 2012, to collect information on certain financial accounts held by U.S. persons and submit such information to the IRS. It is likely that the relevant issuer will qualify as a "foreign financial institution" under these rules. However, the application of these rules to amounts paid on or with respect to the contingent convertible securities is not clear. By purchasing the contingent convertible securities, U.S. holders agree to provide whatever information is necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the contingent convertible securities as a result of an investor's failure to comply with these rules, neither the relevant issuer nor the guarantor nor any paying agent nor any other person would, pursuant to the terms of the contingent convertible securities, be required to pay additional amounts with respect to any contingent convertible securities as a result of the deduction or withholding of such tax.

        Individual U.S. holders who, during any taxable year, hold any interest in any "specified foreign financial asset" generally will be required to file with their U.S. federal income tax returns a statement setting forth certain information if the aggregate value of all such assets exceeds $50,000. A "specified foreign financial asset" generally includes any financial account maintained with a foreign financial institution and may include the contingent convertible securities if they are not held in an account maintained with a U.S. financial institution. A U.S. holder who fails to file any such form could be required to pay a penalty of $10,000, or a penalty of up to $50,000 for ongoing failure to file.

  Additional Reporting Requirements for Certain Holders of Contingent Convertible Securities

        A U.S. holder that is a partner in a foreign partnership such as the finance subsidiaries may be subject to special foreign partnership information reporting requirements with respect to the acquisition, holding or disposition of an investment in contingent convertible securities issued by a finance subsidiary.

        A U.S. holder generally will be required to file Form 8865 (or similar form) with the IRS, if its purchase of contingent convertible securities in the aggregate during any twelve month period exceeds $100,000. A U.S. holder will also be required to file Form 8865 for any year in which it becomes a "10 Percent holder," meaning a holder who at any time owns a 10 percent or greater share of all outstanding contingent convertible securities.

        For a year when a U.S. holder becomes a 10 Percent holder, or purchases more than $100,000 of contingent convertible securities, the U.S. holder will generally be required to provide on Form 8865 the names and addresses of all U.S. holders that were 10 Percent holders in that year, among other matters. A U.S. holder who fails to file Form 8865 when required is subject to a penalty equal to 10 percent of the gross amount paid for the contingent convertible securities (subject to a maximum penalty of $100,000, except in cases of intentional disregard).

        A 10 Percent holder also will generally be required to file Form 8865 for any year in which more than 50% of all outstanding contingent convertible securities are held by 10 Percent holders. Finally, a 10 Percent holder will generally be required to file Form 8865 for any year in which it ceases to be a

10 Percent holder. A U.S. holder who fails to file in such circumstances is subject to a penalty of $10,000, or a penalty of up to $50,000 for ongoing failure to file.

        Special rules apply to combine the purchases and ownership interests of certain related persons in determining whether a holder meets the foregoing reporting thresholds. U.S. holders should consult their own tax advisors with respect to this or any other reporting requirement that may apply to an acquisition of the contingent convertible securities.

  Non-U.S. Holders

        Subject to the discussion below, assuming that the contingent convertible securities are treated as equity in a partnership holding equity securities of Credit Suisse Group or a subsidiary thereof, a Non-U.S. holder of a contingent convertible security will not be subject to U.S. federal income tax by withholding or otherwise on payments of interest (including additional amounts) on a contingent convertible security, or gain realized in connection with the sale, or other disposition of a contingent convertible security, unless the Non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year of a disposition of the contingent convertible security in which gain was realized and certain other conditions are satisfied. Non-U.S. holders should consult their U.S. tax advisors with respect to the characterization of the contingent convertible securities and of the relevant issuer's assets for U.S. federal income tax purposes.

        The relevant issuer may be required pursuant to the U.S. Foreign Account Tax Compliance rules ("FATCA") to withhold U.S. tax on a portion of payments made after December 31, 2013 on certain types of securities issued by the relevant issuer after January 1, 2013 to an investor who does not provide information sufficient for the relevant issuer to determine whether the investor is a U.S. person or should otherwise be treated as holding a "United States account" of the relevant issuer, or to an investor that is a non-U.S. financial institution that is not in compliance with FATCA, as well as under certain other circumstances. The application of these rules to amounts paid on or with respect to the contingent convertible securities is not clear. If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the contingent convertible securities as a result of a failure by an investor (or by an institution through which an investor holds the contingent convertible securities) to comply with these rules, neither the relevant issuer nor the guarantor nor any paying agent nor any other person would, pursuant to the terms of the contingent convertible securities, be required to pay additional amounts with respect to any contingent convertible securities as a result of the deduction or withholding of such tax. Holders should consult their own tax advisors on how these rules may apply to payments they receive under the contingent convertible securities.

Swiss Taxation

        The following is a summary of the principal tax consequences for holding debt securities or contingent convertible securities, as applicable, issued by a company or finance subsidiary under the laws of Switzerland for investors who are not residents of Switzerland for tax purposes and have no Swiss permanent establishment and do not conduct a Swiss-based trade or business. It does not address the tax treatment of holders of debt securities or contingent convertible securities, as applicable, who are residents of Switzerland for tax purposes or who are subject to Swiss taxes for other reasons. This summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities or contingent convertible securities, as applicable.

  Withholding Tax

        According to the present practice of the Swiss Federal Tax Administration, payments of interest on the debt securities or contingent convertible securities, as applicable, issued by a company or finance subsidiary (other than Credit Suisse Group and Credit Suisse) or by a branch of Credit Suisse Group or Credit Suisse outside Switzerland are not subject to Swiss withholding tax, even if guaranteed by Credit Suisse Group, provided, however, that the net proceeds from the issue of the debt securities or contingent convertible securities, as applicable, are used outside of Switzerland.

        Payments of interest on debt securities or on contingent convertible securities, as applicable, issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) may be subject to Swiss withholding tax at a rate of 35% regardless of whether such interest is paid regularly in coupons or in a one-time payment upon redemption.

        On August 24, 2011 the Swiss Federal Council issued a draft legislation which, if enacted, may require a paying agent in Switzerland to deduct Swiss withholding tax at a rate of 35% on any payment of interest (i) in respect of a debt security or a contingent convertible security, as applicable, issued by a non-Swiss issuer directly (or in certain cases indirectly) to an individual resident in Switzerland or (ii) in respect of a debt security or a contingent convertible security, as applicable, issued by a Swiss issuer directly (or in certain cases indirectly) to an individual resident in Switzerland or to a person resident outside of Switzerland unless certain requirements are met. If this legislation or similar legislation were enacted and an amount of, or in respect of, Swiss withholding tax were to be deducted or withheld from that payment, neither the issuer, nor the guarantor nor any paying agent nor any other person would, pursuant to the terms and conditions of the contingent convertible securities, be obliged to pay additional amounts with respect to any contingent convertible securities as a result of the deduction or imposition of such withholding tax.

        The holder of debt securities or of contingent convertible securities, as applicable, issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) who is resident in Switzerland and who, at the time the payment of interest on such debt securities or contingent convertible securities, as applicable, is due, is the beneficial owner of such payment of interest and, in the case of a holder who is an individual, duly reports the gross payment of interest in his or her tax return and, in case of a holder who is an entity or an individual required to maintain accounts, includes such payments in its profit and loss statement, is entitled to a full refund of or a full tax credit for the Swiss withholding tax, as the case may be. A holder of debt securities or of contingent convertible securities, as applicable, issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) who is not resident in Switzerland at the time the interest on such debt securities or contingent convertible securities, as applicable, is due may be able to claim a full or partial refund of the Swiss withholding tax if such holder is entitled to claim the benefits with regard to such interest payment of a double taxation treaty between Switzerland and his or her country of residence. According to article 11 of the currently applicable version of the convention signed on October 2, 1996 between the United States of America and the Swiss Confederation for the avoidance of double taxation with respect to taxes on income, together with its protocole (in this section "the Treaty"), all payment of interest on debt securities or of contingent convertible securities, as applicable, issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland) and derived and beneficially owned by a non-Swiss resident holder, shall be taxable only in the state of residency of the holder, provided that such holder: (i) qualifies for benefits under the Treaty and (ii) does not conduct business through a permanent establishment or fixed base in Switzerland to which such debt securities or contingent convertible securities, as applicable, are attributable. Such eligible US holder of debt securities or contingent convertible securities, as applicable, may apply with the Swiss Federal Tax Administration for a full refund of 35% Swiss withholding tax withheld on such payments of interest.

        Upon conversion of contingent convertible securities into Credit Suisse Group shares, any dividends paid and similar cash or in-kind distributions made on such shares (including bonus shares and dividends on liquidation proceeds exceeding the nominal value of such shares and, if certain conditions are met, the capital contributions paid on such shares) will be subject to Swiss withholding tax at a rate of 35%. Credit Suisse Group will be required to withhold tax at such rate from any distribution made to a shareholder. Any repayment of the nominal value of such shares and, if certain conditions are met, any distribution out of capital contribution reserves are not subject to Swiss withholding tax.

        The recipient of a taxable distribution from Credit Suisse Group out of such shares who is an individual or a legal entity not resident in Switzerland for tax purposes may be entitled to a full or partial refund of Swiss withholding tax if the country in which such recipient resides for tax purposes has entered into a bilateral treaty for the avoidance of double taxation with Switzerland and if the further prerequisites of such treaty are met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Shareholders not resident in Switzerland should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of such shares and the procedures for claiming a refund of Swiss withholding tax.

        According to article 10 of the Treaty, a non-Swiss resident holder of Credit Suisse Group shares is eligible for a reduced rate of withholding tax on taxable distribution equal to 15% of such taxable distribution, provided that the holder of such shares: (i) qualifies for benefits under the Treaty, (ii) holds, directly or indirectly, less than 10% of the Credit Suisse Group voting stock; and (iii) does not carry on business through a permanent establishment or fixed base in Switzerland to which the converted shares are attributable. Such an eligible US holder may apply with the Swiss Federal Tax Administration for a refund of the amount of the withholding tax in excess of the 15% Treaty rate.

        Furthermore, in case of a repurchase of own shares by Credit Suisse Group, the portion of the repurchase price which exceeds the nominal value of such shares and the tax-free capital contribution reserves of Credit Suisse Group may, in some cases, be re-characterised as taxable liquidation which is subject to 35% Swiss withholding tax if certain conditions are met.

        Neither the issuer, nor the guarantor nor any paying agent nor any other person may, pursuant to the terms and conditions of the contingent convertible securities, be obliged to pay additional amounts with respect to any shares issued upon conversion by Credit Suisse Group as a result of the deduction or imposition of such withholding tax.

  Issue and Transfer Stamp Tax

        The issue and redemption of debt securities or of contingent convertible securities, as applicable, (other than in the case of debt securities or of contingent convertible securities, as applicable, issued by Credit Suisse Group or Credit Suisse but not through a branch outside Switzerland) are, under applicable Swiss tax law, not subject to Swiss Issue Stamp Tax on the issue of securities.

        A transfer or sale of debt securities or of contingent convertible securities, as applicable, is subject to the Swiss Transfer Stamp Tax, currently at the rate of up to 0.3% of the consideration paid in case of debt securities or of contingent convertible securities, as applicable, issued by a company or finance subsidiary (other than Credit Suisse Group or Credit Suisse) or by a branch of Credit Suisse Group or Credit Suisse outside Switzerland or up to 0.15% of the consideration paid in case of debt securities or of contingent convertible securities, as applicable, issued by Credit Suisse Group or Credit Suisse (but not through a branch outside Switzerland), if such transfer or sale is made by or through a bank or securities dealer (as defined in the Swiss Federal Stamp Tax Act) resident in Switzerland or Liechtenstein, unless an exemption from the Transfer Stamp Tax applies. As regards Swiss Issue and Transfer Stamp Tax on Credit Suisse Group shares issued upon conversion of contingent convertible securities, the same principles as set out above in connection with debt securities and contingent convertible securities apply. In this case, the rate of such tax is up to 0.15% of the consideration paid.

  Other Taxes

        Under current Swiss law, a holder of debt securities or of contingent convertible securities, as applicable, who is not resident in Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation by Switzerland for any other reason will be exempted from any Swiss federal, cantonal or municipal income or other tax on gains on the sale of, or payments received under, the debt securities or the contingent convertible securities, as applicable. The same holds true under the same circumstances for the holder of Credit Suisse Group shares upon conversion of contingent convertible securities into such shares.

European Union Directive on Taxation of Certain Interest Payments

        Under European Council Directive 2003/48/EC on the taxation of savings income, or the EU Savings Tax Directive, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries, including Switzerland, and territories have agreed to adopt similar measures (some of which involve a withholding system, such as in Switzerland). As indicated above under "Description of Debt Securities—Payment of Additional Amounts," no additional amounts will be payable if a payment on a debt security or on a contingent convertible security, as applicable, to an individual is subject to any withholding or deduction that is required to be made pursuant to any European Union Directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such Directive.

        The European Commission has recently adopted a proposal to amend the EU Savings Tax Directive, with a view to closing existing loopholes and eliminating tax evasion. These changes broadly relate to the scope of, and mechanisms implemented by, the EU Savings Tax Directive. If these changes are implemented, the position of holders of debt securities or contingent convertible securities, as applicable, in relation to the EU Savings Tax Directive could be different to that set out above.

        You should consult your own tax advisors regarding the application the EU Savings Tax Directive or any similar Directive or similar measures of non-EU countries and territories.

Guernsey Taxation

        Holders of debt securities or contingent convertible securities, as applicable, who are resident for tax purposes in Guernsey, Alderney or Herm will be liable to income tax in Guernsey at the appropriate rate on income arising from their holding of the debt securities or contingent convertible securities, as applicable. However, any tax payable will not be collected by way of deduction or withholding from any payments made to them of such income.

        Holders of debt securities or contingent convertible securities, as applicable, resident outside of Guernsey, Alderney or Herm will not be subject to any tax in Guernsey in respect of any payments to them in respect of the debt securities or contingent convertible securities, as applicable, provided such payments are not to be taken into account in computing the profits of any permanent establishment situate in Guernsey through which such holder carries on a business in Guernsey.

        Guernsey currently does not levy taxes upon capital inheritance, capital gains, gifts, sales or turnover (unless the varying of investments and the turning of such investments to account is a business or part of a business). Nor are there any estate duties (save for registration fees and ad valorem duty payable upon an application for a Guernsey Grant of Representation where the deceased dies leaving assets in Guernsey, which require presentation of such a Grant). No duty will be chargeable in Guernsey on the issue, transfer or redemption of the debt securities or contingent convertible securities, as applicable.

  EU Savings Tax Directive and associated arrangements with Guernsey

        Although not a Member State of the European Union, Guernsey, in common with certain other jurisdictions, entered into agreements with EU Member States on the taxation of savings income. From July 1, 2011 paying agents in Guernsey must automatically report to the Director of Income Tax in Guernsey any interest payment which falls within the scope of the EU Savings Tax Directive as applied in Guernsey. The scope and operation of the EU Savings Tax Directive is currently being reviewed in accordance with the European Council's findings published on November 13, 2008. Any review will affect EU Member States. Guernsey, along with other dependent and associated territories, will consider the effect of any proposed changes to the EU Savings Tax Directive in the context of existing bilateral treaties and domestic law, once the outcome of that review is known. If changes are implemented, the position of the holders of debt securities or contingent convertible securities, as applicable, in relation to the EU Savings Tax Directive as applied in Guernsey may be different to that set out above.

 PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Our agents may solicit offers to purchase our securities.

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  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.

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  Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement and any free writing prospectuses to sell our securities.

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  If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell our securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

        We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

        In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        In connection with these sales of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

Conflicts of Interest

        In compliance with FINRA guidelines, the maximum amount of underwriting compensation, including underwriting commissions or discounts, to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum underwriting compensation to be received in any particular offering of our securties will be significantly less than this amount.

        Credit Suisse Securities (USA) LLC is an indirect subsidiary of Credit Suisse Group. FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as Credit Suisse Securities (USA) LLC, distributes an affiliated company's securities. If Credit Suisse Securities (USA) LLC or our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. In any offerings subject to FINRA Rule 5121, no underwriter will confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the applicable prospectus supplement.

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  We will indicate in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

 MARKET-MAKING ACTIVITIES

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities, in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in these transactions. In addition, this prospectus, together with the relevant prospectus, prospectus supplement, product supplement, if any, and pricing supplement, if any, describing the terms of the specific series of securities being offered and sold, applies to market-making offers and sales of all outstanding securities of Credit Suisse (USA). None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

 LEGAL MATTERS

        Certain legal matters with respect to U.S. law relating to the offering of our securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, our U.S. counsel. Certain legal matters with respect to Swiss law relating to the offering of our securities will be passed upon for us by Homburger AG, Zurich, Switzerland, our Swiss counsel. Certain legal matters with respect to English law relating to the offering of the contingent convertible securities will be passed upon for us and the finance subsidiaries by Linklaters LLP, London, England, our English counsel. Any agents or underwriters will be represented by Cravath, Swaine & Moore LLP, New York, New York. Cravath, Swaine & Moore LLP regularly provides legal services to us and our subsidiaries and affiliates. Certain matters of law relating to the finance subsidiaries will be passed upon for the finance subsidiaries by Carey Olsen, Guernsey, Channel Islands.

 EXPERTS

        The consolidated financial statements of Credit Suisse Group and Credit Suisse as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference into this prospectus in reliance upon the reports of KPMG AG, independent registered public accounting firm, which are included in the combined Annual Report on Form 20-F of Credit Suisse Group and Credit Suisse for the year ended December 31, 2011 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit reports on the consolidated financial statements of Credit Suisse Group and Credit Suisse as of December 31, 2010 and 2011 each contain an explanatory paragraph that states that, in 2010, Credit Suisse Group and Credit Suisse, as applicable, changed its method of accounting for variable interest entities due to the adoption of ASU 2009-17.

Credit Suisse